UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Seattle Genetics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 6, 2015

Dear Seattle Genetics Stockholders:

On behalf of Seattle Genetics, Inc., I cordially invite you to attend our 2015 Annual Meeting of Stockholders to be held on Friday, May 15, 2015, at 11:00 a.m., local time, at our principal offices located at Building 3, 21823 – 30th Drive SE, Bothell, WA 98021.

Enclosed are the following:

•	Our Notice of Annual Meeting of Stockholders and Proxy Statement (which includes a notice of Internet availability of our proxy materials);

•	Our 2014 Annual Report to Stockholders; and

•	A proxy card with a return envelope to record your vote.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Please read the enclosed Proxy Statement and vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. Of course, if you attend the Annual Meeting, you will have the right to vote your shares in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Seattle Genetics. We look forward to seeing you at the Annual Meeting.

Sincerely,

Clay B. Siegall, Ph.D.

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT There are three ways to vote: by Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

21823 30TH DRIVE SE

BOTHELL, WA 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2015

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Seattle Genetics, Inc., a Delaware corporation (“Seattle Genetics” or the “Company”), will be held on Friday, May 15, 2015 at 11:00 a.m. local time at the principal offices of Seattle Genetics located at Building 3, 21823 – 30th Drive SE, Bothell, Washington 98021, for the following purposes:

1.	To elect the three nominees for Class II director named in the accompanying proxy statement to hold office until the Company’s 2018 Annual Meeting of Stockholders.

2.	To approve the amendment and restatement of the Seattle Genetics, Inc. Amended and Restated 2000 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 1,000,000 shares.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

You can find more information about each of these items, including the nominees for directors, in the attached proxy statement.

The Board of Directors has fixed the close of business on March 20, 2015 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please ensure your representation and the presence of a quorum at the Annual Meeting by voting by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. If you vote by Internet, by telephone or by sending in your proxy card, but then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the attached proxy statement. Please note that if your shares are held in an account by your broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation.

By Order of the Board of Directors,

Jean I. Liu

Corporate Secretary

Bothell, Washington

April 6, 2015

YOUR VOTE IS IMPORTANT There are three ways to vote: by Internet, by telephone or by marking, dating and signing the enclosed proxy card and mailing it promptly in the enclosed return envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held

on May 15, 2015 at Building 3, 21823 – 30th Drive SE, Bothell, Washington 98021.

The proxy statement and annual report to stockholders are available at

http://materials.proxyvote.com/812578.

SEATTLE GENETICS, INC.

PROXY STATEMENT FOR THE

2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2015

Our Board of Directors is soliciting proxies for the 2015 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board has set the close of business on March 20, 2015 as the record date for the Annual Meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Annual Meeting. Each share of common stock is entitled to one vote. There were 124,720,752 shares of common stock outstanding on the record date.

Voting materials, which include this proxy statement, a proxy card and our 2014 Annual Report, are being mailed to stockholders on or about April 6, 2015. This proxy statement and our 2014 Annual Report are also available on the Internet at http://materials.proxyvote.com/812578.

In this proxy statement:

•	“We,” “us,” “our” and “Seattle Genetics” refer to Seattle Genetics, Inc.;

•	“Annual Meeting” means our 2015 Annual Meeting of Stockholders;

•	“Board of Directors” or “Board” means our Board of Directors; and

•	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

TIME AND PLACE OF THE ANNUAL MEETING

The Annual Meeting is being held on Friday, May 15, 2015 at 11:00 a.m. local time at our principal offices located at Building 3, 21823 – 30th Drive SE, Bothell, Washington 98021. Directions to our principal offices may be found at www.seattlegenetics.com.

All stockholders who owned shares of our stock as of March 20, 2015, the record date, may attend and vote on the proposals considered at the Annual Meeting.

PURPOSE OF THE PROXY STATEMENT AND PROXY CARD

You are receiving this proxy statement and proxy card from us because you owned shares of our common stock on March 20, 2015, the record date. This proxy statement describes the proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals so that you can make an informed decision.

When you sign the proxy card, you appoint Clay B. Siegall and Jean I. Liu as your representatives at the Annual Meeting. At the Annual Meeting, Clay B. Siegall and Jean I. Liu will vote your shares as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in the event your plans change.

PROPOSALS TO BE VOTED ON AT THIS YEAR’S ANNUAL MEETING

At the Annual Meeting, there are four matters scheduled for a vote:

•	to elect the three nominees for Class II director named in this proxy statement to hold office until our 2018 Annual Meeting of Stockholders;

•

to approve the amendment and restatement of the Seattle Genetics, Inc. Amended and Restated 2000 Employee Stock Purchase Plan, or the ESPP, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 1,000,000 shares;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•	to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

The Board of Directors recommends a vote “FOR” all of the nominees named herein for director and a vote “FOR” each of the other proposals.

VOTING OPTIONS

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you hold your shares in “street name”, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other nominee rather than from Seattle Genetics. Holding shares in “street name” means your shares of stock are held in an account by that organization, and the stock certificates and record ownership are not in your name.

You may vote in person at the Annual Meeting.

We will distribute written ballots to anyone who wants to vote at the Annual Meeting. If your shares are held in street name and you wish to vote your shares at the Annual Meeting, you must notify your broker, bank or other nominee and obtain a valid proxy from your broker, bank or other nominee.

You may vote by telephone or electronically via the Internet.

If you are a stockholder of record, to submit your proxy by telephone or via the Internet, follow the instructions on the proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet as instructed by your broker, bank or other nominee.

You may change your mind after you have returned your proxy or submitted your proxy by telephone or via the Internet.

If you change your mind after you return your proxy or submit your proxy by telephone or via the Internet and you are a stockholder of record, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy with a later date;

•	submitting a new proxy by telephone;

•	submitting a new proxy via the Internet; or

•	voting in person at the Annual Meeting.

If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee.

MULTIPLE PROXY CARDS

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

QUORUM REQUIREMENT

Shares are counted as present at the Annual Meeting if a stockholder of record either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a proxy card.

A majority of our outstanding shares of common stock as of the record date must be present at the Annual Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

CONSEQUENCES OF NOT RETURNING YOUR PROXY; ABSTENTIONS AND BROKER NON-VOTES

If your shares are held in your name, you must return your proxy (or submit your proxy by telephone or via the Internet or attend the Annual Meeting in person) in order to vote on the proposals. If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form. Under the current rules that govern brokers, if you do not give instructions to your brokerage firm, it will still be able to vote your shares, but only with respect to proposals for which it has discretionary voting authority. A “broker non-vote” occurs when a broker or other holder of record holding shares for a beneficial owner submits a proxy for the Annual Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

The election of directors (Proposal No. 1), the amendment and restatement of the ESPP (Proposal No. 2) and the advisory vote on the compensation of our named executive officers (Proposal No. 4) are proposals for which brokers do not have discretionary voting authority. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote with respect to these proposals and those non-votes will be counted as “broker non-votes.” The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 3) is considered to be discretionary and your brokerage firm will be able to vote on Proposal No. 3 even if it does not receive instructions from you, so long as it holds your shares in its name.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to any of the proposals.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Annual Meeting.

REQUIRED VOTES

Assuming that a quorum is present at the Annual Meeting, the following votes will be required:

•

With respect to the election of Class II directors (Proposal No. 1), the three nominees receiving the highest number of FOR votes (from the holders of shares present in person or represented by proxy) will be elected as directors.

•

With respect to the vote on the amendment and restatement of the ESPP (Proposal No. 2) to increase the aggregate number of shares of common stock authorized for issuance thereunder by 1,000,000 shares, approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

•

With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 3), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

•

With respect to the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 4), approval will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

We believe that the procedures to be used by the Inspector of Election to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

VOTE SOLICITATIONS

The Board of Directors of Seattle Genetics is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may contact you by telephone, via the Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials.

VOTING PROCEDURES

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Computershare Shareowner Services LLC, our transfer agent, who will act as the Inspector of Election. The Inspector of Election will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked and votes properly cast by telephone or Internet, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. If you return a signed and dated proxy card without marking voting selections or if you do not specify your vote on each proposal individually when voting by telephone or the Internet, then your shares will be voted as follows:

•	FOR all of the director nominees named herein (Proposal No. 1);

•	FOR the approval of the amendment and restatement of the ESPP to increase the aggregate number of shares of common stock authorized for issuance thereunder by 1,000,000 shares (Proposal No. 2);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 3); and

•	FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 4).

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

PUBLICATION OF VOTING RESULTS

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in a current report on Form 8-K, which we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results. You can obtain a copy of any of these filings on our website at www.seattlegenetics.com, by contacting our Investor Relations Department at (425) 527-4000, by calling the SEC at (800) 732-0330 for information regarding its public reference room or through the EDGAR system at www.sec.gov.

OTHER BUSINESS

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Clay B. Siegall and Jean I. Liu to vote on such matters at their discretion.

PROPOSALS FOR 2016 ANNUAL MEETING

To have your proposal included in our proxy statement for the 2016 Annual Meeting, you must submit your proposal in writing by December 8, 2015 to Jean I. Liu, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive SE, Bothell, Washington 98021, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. However, if the 2016 Annual Meeting is not held between April 15, 2016 and June 14, 2016, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Proposals of stockholders and director nominations intended to be considered at the 2016 Annual Meeting but not included in our proxy statement for that meeting must be received at the above address no earlier than January 16, 2016 and no later than February 15, 2016; provided, however, that in the event the date of the 2016 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the date of this year’s Annual Meeting, and less than 60 days’ notice is given prior to the 2016 Annual Meeting, then such proposal must be received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A stockholder’s notice to our Corporate Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2016 Annual Meeting. The Chairman of the 2016 Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board of Directors for the 2016 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Seattle Genetics has not been provided with timely notice and (ii) any proposal made in accordance with our bylaws, if the 2016 proxy statement briefly describes the matter and how management proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Securities Exchange Act of 1934.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Fourth Amended and Restated Certificate of Incorporation provides that the Board of Directors is divided into three approximately equal classes with staggered three-year terms. As a result, approximately one-third of the total number of directors will be elected every year.

Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors or by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of our voting stock, provided that newly created directorships resulting from any increase in the number of directors will, unless the Board determines by resolution that any such directorships shall be filled by stockholders, be filled only by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred.

The total number of directors constituting the whole Board of Directors is presently set at ten members, with nine members currently serving among the three classes and one vacancy in Class III, the class whose term of office expires at the 2016 Annual Meeting. The Class II directors, whose terms expire at the 2015 Annual Meeting, are Clay B. Siegall, Felix Baker and Nancy A. Simonian. The Class III directors are Marc E. Lippman and Daniel G. Welch, with one vacancy remaining in Class III. The Class I directors, whose terms expire at the 2017 Annual Meeting, are John A. Orwin, Srinivas Akkaraju, David W. Gryska and John P. McLaughlin. Our stockholders only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms.

Clay B. Siegall, Felix Baker and Nancy A. Simonian have been recommended by the Nominating and Corporate Governance Committee of the Board of Directors for election at the Annual Meeting and have been nominated by the Board for election at the Annual Meeting as Class II directors for three-year terms expiring at the 2018 Annual Meeting. Each of these nominees is currently a director who was previously elected by the stockholders.

Clay B. Siegall, Felix Baker and Nancy A. Simonian are elected by receiving the greatest number of votes cast for their election by holders of common stock that are present in person or represented by proxy at the meeting. Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore expect that each of the named nominees for director will be elected at the Annual Meeting, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of votes “withheld” from his or her election than votes “for” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the full Board the action to be taken with respect to such offer of resignation.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named herein. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence such shares will be voted for the election of such substitute nominees as the Nominating and Corporate Governance Committee may propose. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR THE BOARD OF DIRECTORS; CONTINUING DIRECTORS

The names of the nominees and of the directors whose terms of office will continue after the Annual Meeting, their ages as of May 15, 2015, and certain other information about them are set forth below. The

Nominating and Corporate Governance Committee seeks to assemble a Board that, as a group, provides a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting and retaining members who complement and strengthen the skills of the other members of the Board and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee and continuing director that led the Nominating and Corporate Governance Committee and the Board to believe that such nominee or continuing director should continue to serve on the Board as of the date of this proxy statement.

Director Nominee	Age	Company Positions/Offices	Director Since	Term Expires
Clay B. Siegall, Ph.D.	54	President, Chief Executive Officer and Chairman of the Board	December 1997	2015
Felix Baker, Ph.D. (1) (3)	46	Lead Independent Director	July 2003	2015
Nancy A. Simonian, M.D. (3)	54	Director	March 2012	2015

Continuing Directors	Age	Company Positions/Offices	Director Since	Term Expires
Marc E. Lippman, M.D. (3)	70	Director	June 2000	2016
Daniel G. Welch (1)	56	Director	June 2007	2016
John A. Orwin (2)	50	Director	January 2014	2017
Srinivas Akkaraju, M.D., Ph.D.	47	Director	July 2003	2017
David W. Gryska (2)	59	Director	March 2005	2017
John P. McLaughlin (1) (2)	63	Director	June 2007	2017

(1)	Current member of the Compensation Committee.

(2)	Current member of the Audit Committee.

(3)	Current member of the Nominating and Corporate Governance Committee.

There are no family relationships among any of the directors or executive officers of Seattle Genetics.

DIRECTOR NOMINEE PROFILES

Clay B. Siegall, Ph.D.    Dr. Siegall co-founded Seattle Genetics in 1997. He has served as our Chief Executive Officer since November 2002, as our President since June 2000, as one of our directors since December 1997 and as our Board chairman since March 2004. Dr. Siegall also served as our Chief Scientific Officer from December 1997 until November 2002. Prior to co-founding Seattle Genetics, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute from 1991 to 1997, most recently as a Principal Scientist. From 1988 to 1991, Dr. Siegall was a Staff Fellow/Biotechnology Fellow at the National Cancer Institute, National Institutes of Health. Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland. In addition to Seattle Genetics, Dr. Siegall serves as a director of Ultragenyx Pharmaceutical Inc., a publicly-traded biotechnology company, Alder BioPharmaceuticals, Inc., a publicly-traded biotechnology company and Mirna Therapeutics, Inc., a privately-held biotechnology company. Dr. Siegall’s experience in founding and building Seattle Genetics is integral to our company and its mission. His scientific understanding along with his corporate vision and operational knowledge provide strategic guidance to our management team and the Board of Directors.

Felix Baker, Ph.D.    Dr. Baker has served as one of our directors since July 2003 and as our lead independent director since February 2005. Dr. Baker is a Managing Partner of Baker Brothers Investments which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life sciences companies. Dr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. In addition to Seattle Genetics, Dr. Baker currently serves as a director Synageva, Inc. and Genomic Health, Inc., both of which are publicly-traded biotechnology companies. In addition, Dr. Baker previously served as a director of Ardea BioScience, Inc., AnorMED Inc., Conjuchem, Inc., Neurogen Corporation and Trimeris, Inc., all of which were publicly-traded companies during Dr. Baker’s service as a director. As a board member and investor in many successful biotechnology companies, Dr. Baker is able to draw on his experience and vision in investing in and building companies to add significant value to Board of Director discussions and company strategy.

Nancy A. Simonian, M.D.    Dr. Simonian has served as one of our directors since March 2012. Since July 2012, Dr. Simonian has served as the Chief Executive Officer of Syros Pharmaceuticals, Inc., a privately held life science company focused on gene control therapeutics. From 2001 to October 2011, Dr. Simonian was with Millennium Pharmaceuticals, Inc.: The Takeda Oncology Company or “Takeda”, most recently serving as Chief Medical Officer and Senior Vice President of Clinical, Medical and Regulatory Affairs. From 1995 to 2001, Dr. Simonian was at Biogen (now Biogen Idec) and most recently served as Vice President of Clinical Research where she was responsible for clinical development and medical affairs of the neurology and oncology pipeline, including Avonex® and Tysabri®. Dr. Simonian currently serves as a director of the Damon Runyan Foundation and previously served as a director of ArQule, Inc., a publicly traded biotechnology company, and the Personalized Medicine Coalition. Prior to joining the pharmaceutical industry, Dr. Simonian was on the faculty of Massachusetts General Hospital and Harvard Medical School as an assistant professor of neurology. She received a B.A. in Biology from Princeton University and an M.D. from the University of Pennsylvania Medical School. As a current and former senior executive of several other biotechnology companies, Dr. Simonian possesses a strong understanding of the biotechnology industry and the challenges that we must meet in order to develop and commercialize our product candidates.

THE BOARD RECOMMENDS A VOTE FOR ALL OF

THE NOMINEES FOR DIRECTOR NAMED ABOVE.

CONTINUING DIRECTOR PROFILES

Marc E. Lippman, M.D.    Dr. Lippman has served as one of our directors since June 2000. Since May 2007, Dr. Lippman has served as the Kathleen and Stanley Glaser Professor of Medicine at the University of Miami Leonard M. Miller School of Medicine. Dr. Lippman is also the Deputy Director of the Sylvester Comprehensive Cancer Center of University of Miami Leonard M. Miller School of Medicine. Previously, from February 2001 to May 2007 he served as the John G. Searle Professor and Chairman of the Department of Internal Medicine at the University of Michigan School of Medicine. Previously, Dr. Lippman was the Director of the Lombardi Cancer Research Center from July 1988 to February 2001, Professor and Chairman of the Department of Oncology from July 1999 to February 2001 and Professor of Medicine at Georgetown University Medical School in Washington, D.C. from July 1988 to February 2001. He also served as Chief of the Division of Hematology-Oncology at Georgetown University Medical School from July 1995 to February 2001. He was Head of the Medical Breast Cancer Section of the Medicine Branch of the National Cancer Institute from July 1976 to July 1988. Dr. Lippman has authored over 400 peer-reviewed publications and one of the standard texts on breast cancer. He is a director of Ascenta Therapeutics, Inc., a privately-held biotechnology company. He received a B.A., magna cum laude, from Cornell and an M.D. from Yale where he was elected to Alpha Omega Alpha. Dr. Lippman’s extensive experience in treating patients and conducting oncology research at the National Cancer Institute and at the medical schools of the University of Miami, the University of Michigan and Georgetown University provides an important patient perspective and focus on innovation in our development of antibody-based therapies.

Daniel G. Welch     Mr. Welch has served as one of our directors since June 2007. Since January 2015, Mr. Welch has been Executive Partner of Sofinnova Ventures. Mr. Welch served as Chief Executive Officer and President of InterMune, Inc., a formerly publicly-traded biotechnology company, from September 2003 until InterMune’s acquisition by Roche Holdings in September 2014, and, from May 2007 to September 2014, he served in the additional role of Chairman of the Board of InterMune. Before joining InterMune, he was Chairman and Chief Executive Officer of Triangle Pharmaceuticals from 2002 to 2003, which was acquired by Gilead in 2003. Prior to that, he was President of Biopharmaceuticals at Elan Corporation from 2000 to 2002. During his tenure at Elan he was responsible for its U.S. commercial operations, international subsidiaries, R&D and diagnostics businesses. From 1987 to 2000, Mr. Welch served in various senior management roles at Sanofi-Synthelabo, now Sanofi-Aventis, including Vice President of Worldwide Marketing and Chief Operating Officer of the U.S. business. Mr. Welch holds a B.A. from the University of Miami and an M.B.A. from the University of North Carolina. In addition to Seattle Genetics, Mr. Welch serves as a director of Hyperion Therapeutics, Inc., a publicly-traded biotechnology company. Mr. Welch previously served as a director of InterMune. Mr. Welch’s global commercial background and strong senior executive experience at a wide range of biotechnology companies, including previously serving as CEO of a publicly traded biotechnology company, gives him insight into the strategy and planning for a biopharmaceutical company that is valuable to our senior management as well as the other members of our Board of Directors.

Srinivas Akkaraju, M.D., Ph.D.    Dr. Akkaraju has served as one of our directors since July 2003. Since April 2013, Dr. Akkaraju has been General Partner of Sofinnova Ventures. From January 2009 to April 2013, Dr. Akkaraju served as Managing Director of New Leaf Venture Partners. From August 2006 to December 2008, Dr. Akkaraju served as a Managing Director at Panorama Capital, LLC, a private equity firm founded by the former venture capital investment team of J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co. Panorama Capital advised J.P. Morgan Partners as to its investment in Seattle Genetics. Prior to co-founding Panorama Capital, he was with J.P. Morgan Partners, which he joined in April 2001 and of which he became a Partner in January 2005. From October 1998 to April 2001, he was in Business and Corporate Development at Genentech, Inc. (now a member of the Roche Group), a biotechnology company, most recently as Senior Manager. Prior to joining Genentech, Dr. Akkaraju was a graduate student at Stanford University, where he received an M.D. and a Ph.D. in Immunology. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University. In addition to Seattle Genetics, Dr. Akkaraju serves as a director of Intercept Pharmaceuticals, Inc., Versartis, Inc. and ZS Pharma Inc., publicly traded biotechnology companies.

Previously, Dr. Akkaraju served as a director on the boards of Barrier Therapeutics, Inc., Eyetech Pharmaceuticals, Inc. and Synageva Biopharma Corp., all publicly traded biotechnology companies, and Amarin Corporation plc, a foreign publicly traded biotechnology company. Dr. Akkaraju has a strong scientific background coupled with extensive experience in private equity and venture capital investing from his work at J.P. Morgan, Panorama Capital, New Leaf and Sofinnova. This combination allows for Dr. Akkaraju to thoroughly understand our technology and provide strong business and strategic expertise.

David W. Gryska    Mr. Gryska has served as one of our directors since March 2005. Since October 2014, Mr. Gryska has served as Executive Vice President and Chief Financial Officer of Incyte Corporation. From May 2012 to December 2012, Mr. Gryska served as Chief Operating Officer and from August 2012 to December 2012, interim Chief Executive Officer of Myrexis Inc., a public biotechnology company. From December 2006 to October 2010, he served as Senior Vice President and Chief Financial Officer of Celgene Corporation. From October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. Mr. Gryska served at Scios, Inc., a biopharmaceutical company, as Senior Vice President and Chief Financial Officer from November 2000 to October 2004, and as Vice President of Finance and Chief Financial Officer from December 1998 to November 2000. Scios was acquired by Johnson & Johnson in 2003. From 1993 to December 1998, he served as Vice President, Finance and Chief Financial Officer at Cardiac Pathways Corporation, a medical device company which was later acquired by Boston Scientific Corporation. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young LLP, an accounting firm. During his eleven years at Ernst & Young LLP, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska holds a B.A. in accounting and finance from Loyola University and an M.B.A. from Golden Gate University. In addition to Seattle Genetics, Mr. Gryska serves on the board of PDL BioPharma, Inc., a publicly-traded biotechnology company. With his years of experience as Chief Financial Officer, at Celgene, Scios, and Cardiac Pathways, Mr. Gryska brings to the Board of Directors valuable and relevant experience as a senior financial executive at life sciences and biotechnology companies dealing with financings, mergers, acquisitions and global expansion and other strategic transactions. He also has extensive knowledge of accounting principles and financial reporting rules and regulations, tax compliance and oversight of the financial reporting processes of several large, publicly traded corporations, which assists Mr. Gryska in fulfilling his duties as chair of our Audit Committee.

John P. McLaughlin    Mr. McLaughlin has served as one of our Directors since June 2007. Since December 2008, Mr. McLaughlin has been President and Chief Executive Officer of PDL BioPharma, Inc. Previously he was Chief Executive Officer and a member of the Board of Directors of Anesiva, Inc., a biotechnology company, from January 2000 to June 2008. Prior to Anesiva, he was President of Tularik Inc., and before that spent 11 years at Genentech, Inc. in a number of senior management positions including Executive Vice President. Previously, Mr. McLaughlin represented pharmaceutical companies as a partner in a Washington, D.C. law firm that specializes in food and drug law and served as legal counsel to various subcommittees at the U.S. House of Representatives, drafting numerous measures that became U.S. Food and Drug Administration laws. Mr. McLaughlin was also co-founder, a director and Chairman of the Board of Eyetech Pharmaceuticals, Inc., which was acquired by OSI Pharmaceuticals in 2005. He was also a director and co-founder of Peak Surgical, Inc., a privately-held medical device company, which was acquired by Medtronic, Inc., a global medical device company. He is a director of PDL BioPharma, Inc., a publicly-traded biotechnology company, and Avalanche Biotechnologies, Inc., a publicly-traded biotechnology company. In addition, Mr. McLaughlin previously served as a director of Anesiva, Inc., which was a publicly-traded company during Mr. McLaughlin’s service as a director, and of AxoGen, Inc., which is a publicly-traded biotechnology company. Mr. McLaughlin earned a B.A. from the University of Notre Dame and a J.D. from the Catholic University of America. As the current CEO of a biotechnology company and former senior executive of several other biotechnology companies, Mr. McLaughlin possesses a strong understanding of the biotechnology industry and the competitive landscape that we must meet in order to continue developing and commercializing ADCETRIS and our product candidates. In addition, his past experience representing pharmaceutical companies in food and drug law and his contributions to pharmaceutical legislation add a unique perspective that is valuable to our senior management.

John A. Orwin    Mr. Orwin has served as one of our directors since January 2014. Since June 2013, he has served as Chief Executive Officer and member of the Board of Relypsa, Inc., a publicly-traded clinical-stage pharmaceutical company. Prior to Relypsa, Mr. Orwin served as President and Chief Operating Officer of Affymax, Inc., a biotechnology company, from April 2010 to January 2011, and as their Chief Executive Officer and a member of their board of directors from February 2011 to May 2013. From 2005 to April 2010, Mr. Orwin served as Vice President and then Senior Vice President of the BioOncology Business Unit at Genentech, Inc. (now a member of the Roche Group), a biotechnology company, where he was responsible for all marketing, sales, business unit operations and pipeline brand management for Genentech’s oncology portfolio in the United States. From 2001 to 2005, Mr. Orwin served in various executive-level positions at Johnson & Johnson, a life sciences company, overseeing oncology therapeutic commercial and portfolio expansion efforts in the U.S. Prior to such roles, Mr. Orwin held senior marketing and sales positions at various life sciences and pharmaceutical companies, including Alza Corporation (acquired by Johnson & Johnson), Sangstat Medical Corporation (acquired by Genzyme), Rhone-Poulenc Rorer Pharmaceuticals, Inc. (merged with Sanofi-Aventis) and Schering-Plough Corporation (merged with Merck). Mr. Orwin serves as a member of the board of directors of Array BioPharma Inc., a biopharmaceutical company, and served on the board of directors of NeurogesX, Inc., a biopharmaceutical company, until July 2013. Mr. Orwin received an M.B.A. from New York University and a B.A. from Rutgers University. As a current and former senior executive of several other biotechnology companies, Mr. Orwin possesses a strong understanding of the biotechnology industry and the challenges we must meet in order to continue developing and commercializing ADCETRIS and our product candidates.

EXECUTIVE OFFICERS

The executive officers of Seattle Genetics who are not also directors of Seattle Genetics, their ages as of May 15, 2015 and certain other information about them are set forth below:

Name of Non-Director Executive Officers	Age	Company Positions/Offices
Todd E. Simpson	54	Chief Financial Officer
Eric L. Dobmeier	46	Chief Operating Officer
Jonathan Drachman, M.D.	53	Chief Medical Officer and Executive Vice President, Research and Development
Vaughn B. Himes, Ph.D.	54	Executive Vice President, Technical Operations and Process Science
Jean I. Liu, J.D.	47	General Counsel, Executive Vice President, Legal Affairs, and Corporate Secretary
Darren S. Cline.	51	Senior VP, Commercial

EXECUTIVE OFFICER PROFILES

Todd E. Simpson    Mr. Simpson has served as our Chief Financial Officer since October 2005. Previously, Mr. Simpson served from October 2001 to October 2005 as Vice President, Finance & Administration and Chief Financial Officer of Targeted Genetics Corporation, a biotechnology company. From January 1996 to October 2001, Mr. Simpson served as Vice President, Finance & Administration and CFO of Aastrom Biosciences, Inc., a biotechnology company. From August 1995 to December 1995, he served as Treasurer of Integra LifeSciences Corporation, a biotechnology company, which acquired Telios Pharmaceuticals, Inc., in August 1995. From 1992 until its acquisition by Integra, he served as Vice President of Finance and CFO of Telios and in various other finance-related positions. Mr. Simpson is a certified public accountant, and from 1983 to 1992 he practiced public accounting with the firm of Ernst & Young LLP. Mr. Simpson currently serves on the board of directors of Aquinox Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, and on the executive committee of the board of directors of the Washington Biotechnology and Biomedical Association. Mr. Simpson received a B.S. in Accounting and Computer Science from Oregon State University.

Eric L. Dobmeier    Mr. Dobmeier joined Seattle Genetics in March 2002 and has served as our Chief Operating Officer since June 2011. Previously, he served in positions of increasing responsibility, most recently as our Chief Business Officer from May 2007 to June 2011. He also served as our Corporate Secretary from March 2002 until November 2014. Prior to joining Seattle Genetics, Mr. Dobmeier was with the law firms of Venture Law Group and Heller Ehrman LLP where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Mr. Dobmeier also serves as a director of Stemline Therapeutics, Inc. and Atara Biotherapeutics, Inc., publicly-traded biotechnology companies. Mr. Dobmeier received a J.D. from University of California, Berkeley School of Law and an A.B. in History from Princeton University.

Jonathan Drachman, M.D.    Dr. Drachman has served as our Chief Medical Officer and Executive Vice President, Research and Development since October 2013. Dr. Drachman previously served as our Senior Vice President, Research and Translational Medicine and various other positions of increasing authority. Prior to joining Seattle Genetics in November 2004, Dr. Drachman was Associate Professor in the Hematology Division, Department of Medicine at the University of Washington in Seattle, where he remains a Clinical Associate Professor of Medicine. He also served as Senior Investigator in the Division of Research and Education and Medical Director of the Umbilical Cord Blood Program at the Puget Sound Blood Center. Dr. Drachman received a B.A. in Biochemistry from Harvard University and an M.D. from Harvard Medical School. He completed his residency in Internal Medicine and fellowship in Medical Oncology at the University of Washington.

Vaughn B. Himes, Ph.D.    Dr. Himes joined Seattle Genetics as Executive Vice President, Technical Operations, in April 2009 and has served as our Executive Vice President, Technical Operations and Process Science since July 2012. Previously, Dr. Himes was with ZymoGenetics, Inc. from November 2005 to March 2009, most recently as Senior Vice President, Technical Operations where his responsibilities included commercial and clinical manufacturing, supply chain and logistics, quality control and process development. From March 2003 to October 2005, he was Vice President, Manufacturing at Corixa, Inc. Prior to that, he held Vice President positions in manufacturing and development at Targeted Genetics and Genovo. Dr. Himes received a Bachelor of Arts in Chemistry from Pomona College in California and a Ph.D. in Chemical Engineering from the University of Minnesota.

Jean I. Liu, J.D.    Ms. Liu has served as our General Counsel, Executive Vice President, Legal Affairs and Corporate Secretary since November 2014. Prior to that, she was with Halozyme Therapeutics, Inc., a publicly traded biotechnology company, from November 2011 to November 2014 where she served as Vice President and General Counsel. From 1998 to 2011, she was with Durect Corporation, a publicly traded biotechnology company, where she served in positions of increasing responsibility, including most recently Chief Legal Officer and Corporate Secretary. Prior to Durect, Ms. Liu was with the law firms of Pillsbury, Madison & Sutro (now Pillsbury Winthrop) and Venture Law Group where she focused on broad areas of legal advisory for early stage companies, including technology transfer, licensing, patents, and copyright and trademark litigation. Ms. Liu received her B.S. in Cellular and Molecular Biology with highest distinction from the University of Michigan, her M.S. in Biology from Stanford University and her J.D. from Columbia University where she was a Harlan Fiske Stone Scholar.

Darren S. Cline    Mr. Cline has served as our Senior Vice President, Commercial since February 2015. Mr. Cline previously, served as our Vice President, Marketing, Managed Markets and Reimbursements. Prior to joining Seattle Genetics in December 2010, Mr. Cline served as Vice President, Market Access at InterMune, Inc. (subsequently acquired by Roche Holdings) from October 2009 to July 2010, where he was responsible for managed markets access and coverage strategy for the anticipated launch of pirfenidone. Prior to InterMune, Mr. Cline served as Executive Director of Sales at Alexion Pharmaceuticals, Inc., a publicly traded biotechnology company, from October 2006 to October 2009, where he played an integral role in the successful launch of Soliris® in the United States. Prior to Alexion, Mr. Cline served in various sales, marketing and managed markets leadership positions at Amgen Inc., a publicly traded biotechnology company. Mr. Cline received a B.S. degree in Marketing from San Diego State University and an M.B.A. from Pepperdine University.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the listing standards of The NASDAQ Stock Market, a majority of the members of a listed company’s board of directors must qualify as “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards, as affirmatively determined by the board of directors. Our Board of Directors consults with our internal and outside counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards.

Management has reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with Seattle Genetics (and those of their immediate family members) and other potential conflicts of interest. Other than as described in this paragraph, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors has determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards except for Clay B. Siegall, our President and Chief Executive Officer. The Board of Directors also considered Dr. Baker’s employment as a Managing Partner of Baker Brothers Investments, and the relationship Seattle Genetics has with Baker Brothers Investments and affiliated entities as significant stockholders in making the determination that Dr. Baker is independent. The Board of Directors also considered Dr. Simonian’s past employment with Takeda and the relationship Seattle Genetics has with Takeda for development of ADCETRIS® (brentuximab vedotin) in making the determination that Dr. Simonian is independent.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Board Leadership Structure

Our Board of Directors has chosen to combine the principal executive officer and Board chairman positions and, in addition, has appointed a separate lead independent director. Dr. Siegall has served as our principal executive officer and Board chairman since 2004. At the present time, the independent directors believe that Dr. Siegall’s in-depth knowledge of our operations and vision for its development make him the best-qualified director to serve as Board chairman. We believe that combining the positions of chief executive officer and Board chairman provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined chief executive officer/Board chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board chairman with an extensive history with and knowledge of Seattle Genetics (as is the case with our chief executive officer) as compared to an independent Board chairman with less direct involvement.

The position of lead independent director has been structured to serve as an effective balance to a combined chief executive officer/Board chairman. In addition, we believe that having a lead independent director, who is independent of management, creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of Seattle Genetics and its stockholders. Since February 2005, Felix Baker has served as the lead independent director of the Board. His duties include, among others:

•	providing leadership to the Board complementary to the Board chairman;

•	working with the Board chairman and Corporate Secretary to set the agenda for Board meetings;

•	chairing regular meetings of independent directors without management present; and

•	chairing Board meetings if the Board chairman is not in attendance.

Board Risk Oversight

Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing Seattle Genetics. Throughout the year, the Board and the committees to which it has delegated responsibility dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of the Chief Executive Officer’s report on operations to the Board at regularly scheduled Board meetings and at presentations to the Board and its committees by the respective committee chairmen, our Chief Financial Officer, our Executive Vice President, Legal Affairs and General Counsel, and other officers.

The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•

The Audit Committee oversees Seattle Genetics’ risk policies and processes relating to our financial statements and financial reporting processes, as well as healthcare compliance risks, key credit risks, liquidity risks, market risks and the guidelines, policies and processes for monitoring and mitigating those risks. In fulfilling this role, the Audit Committee conducts a quarterly risk-assessment process and reports its finding to the full Board of Directors. The Audit Committee also reviews and oversees related party transactions on behalf of Seattle Genetics.

•

The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs. As discussed in more detail below in this proxy statement under the heading “Compensation of Executive Officers-Compensation and Risk”, the Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

•

The Nominating and Corporate Governance Committee oversees risks related to Seattle Genetics’ governance structure and processes. In addition, our General Counsel works with our committees and Board to develop risk identification, risk management and risk mitigation strategies and reports periodically to the Board and the committees on Seattle Genetics’ risk profile and various management and mitigation strategies.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2014, the Board met seven times and acted by written consent twice. On at least a quarterly basis, the Board meets in executive sessions of independent directors without management present. The Board has several committees, including a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. During 2014, each of our directors attended at least 75% of the aggregate of Board and applicable committee meetings on which he or she served during 2014 for the period that he or she was a director or committee member.

Information about the Compensation Committee

The Compensation Committee consists of Felix Baker (chairman), Daniel G. Welch and John P. McLaughlin. The Board of Directors has determined that all of the members of the Compensation Committee currently serving are “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards. In determining whether Dr. Baker, Mr. Welch and Mr. McLaughlin are independent within the meaning of NASDAQ listing standards pertaining to membership of the Compensation Committee, our Board of Directors determined that, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to Seattle Genetics that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, no member of the

Compensation Committee has a relationship that would impair that member’s ability to make independent judgments about our executive compensation. In particular, our Board of Directors considered, among other things, the source of each member’s compensation, including compensation paid to such member by us, and also considered Dr. Baker’s employment as a Managing Partner of Baker Brothers Investments, and the relationship Seattle Genetics has with Baker Brothers Investments and affiliated entities as significant stockholders and determined that such compensation and affiliation, as applicable, would not impair the applicable member’s ability to make independent judgments about our executive compensation. In the case of Dr. Baker, our Board of Directors determined that, given his affiliation with our largest stockholder, his interests are aligned with other stockholders in seeking an appropriate executive compensation program for Seattle Genetics.

The Compensation Committee held three meetings and acted by written consent four times during 2014. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries, cash incentives and long-term equity incentives. The Compensation Committee also administers our 1998 Stock Option Plan, Amended and Restated 2007 Equity Incentive Plan and Amended and Restated 2000 Employee Stock Purchase Plan, as well as our yearly Senior Executive Annual Bonus Plans. The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings. The Compensation Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Compensation Committee charter can be viewed on our website at www.seattlegenetics.com. Under its charter, the Compensation Committee has the authority, in its sole discretion, to retain (or obtain the advice of) any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties. The Compensation Committee also has the direct responsibility for the appointment, compensation and oversight of the work of any advisers retained or engaged by the Compensation Committee. Finally, the Compensation Committee has the sole authority to approve the reasonable fees and the other terms and conditions of the engagement of any such advisor, including authority to terminate the engagement. We must provide for appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to any such adviser retained by the Compensation Committee.

For information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Compensation of Executive Officers—Compensation Discussion and Analysis” and “Director Compensation,” respectively.

Information about the Audit Committee

The Audit Committee consists of David W. Gryska (chairman), John A. Orwin and John P. McLaughlin. The Board of Directors has determined that all of the members of the Audit Committee are “independent” within the meaning of Rules 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards. The Board of Directors has determined that Mr. Gryska is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee held five meetings during 2014. Among its responsibilities, the Audit Committee appoints and establishes the fees for our independent registered public accounting firm, reviews and approves the procedures we use to prepare our periodic reports, reviews our critical accounting policies, reviews the independence of the independent registered public accounting firm, monitors the effectiveness of the audit effort and oversees our financial and accounting organization and our system of internal accounting controls. The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed annually and amended as necessary by the Audit Committee and the Board of Directors to ensure compliance with all applicable laws and regulations, including the Sarbanes-Oxley Act of 2002 and corporate governance standards adopted by NASDAQ. A copy of the Audit Committee charter can be viewed on our website at www.seattlegenetics.com.

Information about the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Nancy A. Simonian (chair), Felix Baker and Marc E. Lippman. The Board of Directors has determined that all of the members of the Nominating Committee are “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards.

The Nominating and Corporate Governance Committee met twice and acted by written consent once during 2014. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as members of the Board of Directors, recommending nominees to the Board for election as directors of Seattle Genetics and as members of the committees of the Board of Directors, as well as developing and making recommendations to the Board’s Corporate Governance Guidelines and providing oversight with respect to corporate governance and ethical conduct. The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the Nominating and Corporate Governance Committee charter can be viewed on our website at www.seattlegenetics.com.

The Nominating and Corporate Governance Committee assesses many characteristics and diversity considerations when reviewing director candidates and these characteristics are set forth in our Corporate Governance Guidelines. Among the characteristics to be considered are such person’s professional background, business experience, judgment and integrity, familiarity with the biotechnology industry, applicable expertise and the interplay of the candidate’s experience and skills with those of other Board members. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board and its committees, as well as the nature and time involved in a director’s service on other boards. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds; however, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If there is a vacancy on the Board as a result of a resignation or otherwise, or if the Board decides not to nominate a member for re-election or decides to add a member to the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above and the Board’s needs. Current members of the Board are asked to submit suggestions as to individuals meeting the criteria described above. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we may in the future decide to retain a third-party search firm.

In accordance with our bylaws and applicable law, nominations for directors may be made by any stockholder of record entitled to vote for the election of directors at stockholder meetings held for such purpose. The requirements a stockholder must follow for nominating persons for election as directors are set forth in our bylaws and under the heading “Proposals for 2016 Annual Meeting.” The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders. In order to recommend director candidates to the Nominating and Corporate Governance Committee, stockholders should follow the procedures in our bylaws for director nominations. If a stockholder complies with these procedures for recommending persons for election as directors, the Nominating and Corporate Governance Committee will conduct the appropriate and necessary inquiries into the backgrounds, qualifications and skills of the recommended candidates and, in the exercise of the Nominating and Corporate Governance Committee’s independent judgment in accordance with the policies and procedures adopted in the Nominating and Corporate Governance Committee’s charter, will determine whether to recommend the candidate(s) recommended by the stockholders to the Board for inclusion in the list of candidates for election as directors at the next stockholder meeting held to elect directors. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates director candidates based on whether or not the candidate was recommended by a stockholder.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our Annual Meetings of Stockholders, directors are encouraged to attend. However, due to scheduling conflicts we held a meeting of the Board of Directors during the week prior to our 2014 annual meeting of stockholders and, with the exception of Dr. Siegall, none of our directors then serving attended the 2014 annual meeting of stockholders.

CERTAIN OTHER CORPORATE GOVERNANCE MATTERS

Communications with the Board of Directors

Our Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, efforts are made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to Seattle Genetics, Inc., Attention: Investor Relations, 21823 – 30th Drive SE, Bothell, WA 98021, and the communication will be forwarded, as appropriate. If the communication regards a stockholder proposal to be considered at an annual meeting of stockholders, the methods and timing for submitting a stockholder proposal are covered under the heading “Proposals for 2016 Annual Meeting.”

Code of Ethics

The Board of Directors has adopted a Code of Ethics for all directors, officers and employees of Seattle Genetics, Inc. A copy of the Code of Ethics can be viewed on our website at www.seattlegenetics.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics by posting such information on our website at the website address specified above.

Whistleblower Policy

Seattle Genetics has adopted a Whistleblower Policy applicable to its employees that provides for protection from retaliation or discrimination by Seattle Genetics due to reporting issues relating to compliance with applicable laws and regulations.

DIRECTOR COMPENSATION

Cash Compensation.    Our nonemployee directors received an annual retainer of $50,000 in 2014 for their service on the Board, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board and Board committee meetings, and our lead independent director received an additional retainer of

$12,000 in 2014. Our nonemployee directors also received the following additional annual retainers for service on committees of the Board in 2014:

Committee	Chairman	Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$8,000
Nominating and Corporate Governance Committee	$10,000	$5,000

If a nonemployee director has not served on the Board or a Board committee for the full year, the Board and any applicable Board committee retainers may be prorated for the portion of the year served.

For the reasons discussed under the heading “Director Compensation—Processes and Procedures for Determining Director Compensation,” beginning in 2015, the Board increased the size of the annual retainer for the lead independent director to $25,000.

Equity Compensation.    Our Board has established a policy of providing each person who becomes a nonemployee director of Seattle Genetics an initial nonstatutory stock option to purchase shares of our common stock and an initial restricted stock unit grant. Such grants are made under our Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan. These initial awards are granted on the date on which a recipient first becomes a nonemployee director of Seattle Genetics. In addition, on the date of each annual meeting of stockholders, each nonemployee director is granted an annual nonstatutory stock option to purchase shares of common stock and an annual restricted stock unit grant under the 2007 Plan if, on such date, he or she had served on the Board for at least six months. In 2014, nonemployee directors were eligible for an initial nonstatutory stock option to purchase 12,500 shares of common stock and an initial restricted stock unit grant covering 5,000 shares of common stock, and an annual nonstatutory stock option to purchase 8,750 shares of common stock and an annual restricted stock unit grant covering 3,500 shares of common stock. Felix Baker, Nancy A. Simonian, Marc E. Lippman, Srinivas Akkaraju, David W. Gryska, John P. McLaughlin and Daniel G. Welch each received an annual option for 8,750 shares and an annual restricted stock unit grant for 3,500 shares under the 2007 Plan on May 16, 2014, the date of our 2014 Annual Meeting. However, John A. Orwin did not receive annual grants because he had not served as a director for at least six months as of the time of the 2014 Annual Meeting. Instead, Mr. Orwin received an initial option for 12,500 shares and an initial restricted stock unit grant for 5,000 shares in connection with his election to the Board in January 2014. For the reasons discussed under the heading “Director Compensation—Processes and Procedures for Determining Director Compensation,” beginning in 2015, the Board increased the size of the initial grants and annual grants so that the initial grants will consist of a nonstatutory stock option to purchase 13,275 shares of common stock and a restricted stock unit grant covering 5,310 shares of common stock, and annual grants in 2015 will consist of a nonstatutory stock option to purchase 9,260 shares of common stock and an annual restricted stock unit grant covering 3,700 shares of common stock. Accordingly, each of our current non-employee directors are expected to receive an annual option for 9,260 shares of common stock and an annual restricted stock unit grant covering 3,700 shares of common stock under the 2007 Plan on the date of the Annual Meeting. Prior to March 2011, initial and annual grants were made pursuant to our 2000 Directors’ Stock Option Plan, or the Directors’ Plan, which expired in March 2011. Notwithstanding the above description, Srinivas Akkaraju and Felix Baker were not granted an initial option under the Directors’ Plan upon becoming directors of Seattle Genetics because they joined the Board in conjunction with their affiliated investment funds making substantial equity investments in Seattle Genetics.

The annual options and restricted stock units granted under the 2007 Plan (and the Directors’ Plan with respect to options granted prior to its expiration in March 2011) become fully exercisable on the day before the anniversary of the date of grant of the annual option, and the initial options granted under the 2007 Plan (and the Directors’ Plan with respect to options granted prior to its expiration in March 2011) become exercisable as to 1/4th of the shares subject to the initial option on the first anniversary of the date of grant and as to 1/36th of the remaining shares subject to the initial option ratably each month thereafter. The initial restricted stock units under the 2007 Plan will vest in full upon the third anniversary of grant. In addition, all nonemployee directors receive full acceleration of vesting of any outstanding options or restricted stock units under the 2007 Plan and the Directors’ Plan, as applicable, immediately prior to a change in control of Seattle Genetics. The exercise price of the initial options and the annual options is equal to the fair market value of our common stock on the NASDAQ Global Select Market on the date the option is granted. Both initial options and annual options under the 2007 Plan and the Directors’ Plan have ten year terms. The options granted to nonemployee directors under the 2007 Plan and the Directors’ Plan remain exercisable for up to ninety days following the grantee’s termination of service, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board). Although we anticipate that our Board of Directors will continue our equity compensation arrangements for nonemployee directors on the same terms as described above for initial and annual equity grants under the 2007 Plan, it is within the Board’s discretion to continue our equity compensation arrangements for nonemployee directors, and the Board may determine to implement new or revised equity compensation arrangements for our nonemployee directors that differ from those described above.

In order to align the interests of the directors with Seattle Genetics’ stockholders, our Corporate Governance Guidelines state that all non-employee directors should, not later than December 31st of the year during the applicable director achieves his or her fifth anniversary as a non-employee director, own, directly or indirectly, a number of shares of Seattle Genetics common stock with a value not less than three times the annual cash retainer paid by Seattle Genetics to such director for service on the Board, and thereafter such director should continue to own a number of shares with such value until he or she is no longer a director. All of our non-employee directors were in compliance with these director ownership guidelines as of December 31, 2014, the date the Nominating and Corporate Governance Committee used to assess such compliance for 2014, except for Dr. Simonian and Mr. Orwin, who joined the Board in 2012 and 2014, respectively, and who will not be required to meet these director ownership guidelines until 2017 and 2019, respectively.

Processes and Procedures for Determining Director Compensation.    The charter of the Nominating and Corporate Governance Committee vests in the Nominating and Corporate Governance the responsibility for reviewing director compensation and recommending changes to the Board. It is the practice of the Nominating and Corporate Governance Committee to seek input from executive officers and outside compensation consultants as it deems appropriate. For example, in September 2014, Compensia, Inc., our Compensation Committee’s compensation consultant, conducted a survey of director compensation at our revised peer group companies to compare our director compensation to director compensation at these peer group companies. As a result of that survey, we adjusted the initial and annual equity compensation of our nonemployee directors and also the annual retainer for the lead independent director beginning in 2015 to better reflect the 50th percentile of compensation received by members of the boards of directors (including lead independent directors) of our peer companies. We review our peer group companies periodically and our peer group for 2014 is listed under the heading “Compensation of Officers—Compensation Discussion and Analysis—Compensation Philosophy and Objectives.”

Director Compensation Table.    The following table sets forth all of the compensation awarded to or earned by each person who served as a nonemployee director during 2014. Dr. Siegall, our only employee director, receives no compensation for Board service but is reimbursed for reasonable and customary travel expenses. Dr. Siegall’s compensation is described under “Compensation of Executive Officers” below.

Name	Fees Earned ($)	Stock Awards ($) (1) (12)	Option Awards ($) (2) (12)	Total ($)
Marc E. Lippman, M.D. (3)	50,000	119,875	119,643	289,518
Franklin M. Berger (4)	15,000	—	—	15,000
Srinivas Akkaraju, M.D., Ph.D. (5)	50,000	119,875	119,643	289,518
David W. Gryska (6)	78,000	119,875	119,643	317,518
Felix Baker, Ph.D. (7)	82,000	119,875	119,643	321,518
John P. McLaughlin (8)	70,000	119,875	119,643	309,518
Daniel G. Welch (9)	58,000	119,875	119,643	297,518
Nancy A. Simonian (10)	55,000	119,875	119,643	294,518
John A. Orwin (11)	57,092	214,850	240,128	512,070

(1)	The amounts in this column represent the aggregate full grant date fair value of restricted stock units granted during 2014 in accordance with FASB ASC Topic 718 with no estimate for future forfeitures, which value is based on the closing price of our common stock on the date of grant.

(2)	The amounts in this column represent the aggregate full grant date fair value of options or awards granted during 2014 calculated in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating these amounts, see Note 13 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)	The fees earned by Dr. Lippman consist of a $50,000 retainer for Board service. The stock awards amount represents the grant date fair value of restricted stock units granted on May 16, 2014. The option awards amount represents the grant date fair value of an option granted on May 16, 2014.

(4)	Mr. Berger resigned from the Board, which resignation was effective immediately following the 2014 annual meeting in May 2014. Mr. Berger was a member of our Audit Committee for a portion of the year in 2014. The fees earned include a $12,500 retainer for Board service and a $2,500 (prorated) retainer for service on the Audit Committee.

(5)	The fees earned by Dr. Akkaraju consist of a $50,000 retainer for Board service. The stock awards amount represents the grant date fair value of restricted stock units granted on May 16, 2014. The option awards amount represents the grant date fair value of an option granted on May 16, 2014.

(6)	Mr. Gryska was chairman of our Audit Committee and a member of our Compensation Committee in 2014. The fees earned include a $50,000 retainer for Board service, a $20,000 retainer for service as a member and Chairman of the Audit Committee during 2014, and an $8,000 retainer for service as a member of the Compensation Committee. The stock awards amount represents the grant date fair value of restricted stock units granted on May 16, 2014. The option awards amount represents the grant date fair value of an option granted on May 16, 2014.

(7)	Dr. Baker was our lead independent director, chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee in 2014. The fees earned include a $50,000 retainer for Board service, a $12,000 retainer for service as the lead independent director, a $15,000 retainer for service as the chairman of our Compensation Committee, and a $5,000 retainer for service as a member of our Nominating and Corporate Governance Committee. The stock awards amount represents the grant date fair value of restricted stock units granted on May 16, 2014. The option awards amount represents the grant date fair value of an option granted on May 16, 2014.

(8)	Mr. McLaughlin was chairman of our Nominating and Corporate Governance Committee and a member of our Audit Committee in 2013. The fees earned include a $50,000 retainer for Board service, a $10,000 retainer for service as a member of our Audit Committee and a $10,000 retainer as chairman of our Nominating and Corporate Governance Committee. The stock awards amount represents the grant date fair value of restricted stock units granted on May 16, 2014. The option awards amount represents the grant date fair value of an option granted on May 16, 2014.

(9)	Mr. Welch was a member of our Compensation Committee in 2014. The fees earned include a $50,000 retainer for Board service, and an $8,000 retainer for service as a member of our Compensation Committee. The stock awards amount represents the grant date fair value of restricted stock units granted on May 16, 2014. The option awards amount represents the grant date fair value of an option granted on May 16, 2014.

(10)	Dr. Simonian was a member of our Nominating and Corporate Governance Committee in 2014. The fees earned include a $50,000 retainer for Board service, and a $5,000 retainer for service as a member of our Nominating and Corporate Governance Committee. The stock awards amount represents the grant date fair value of restricted stock units granted on May 16, 2014. The option awards amount represents the grant date fair value of an option granted on May 16, 2014.

(11)	Mr. Orwin was a member of our Audit Committee for a portion of the year. The fees earned include a $50,000 retainer for Board service and a $7,092 (prorated) retainer for service on the Audit Committee. The stock awards amount represents the grant date fair value of restricted stock units granted on January 10, 2014. The option awards amount represents the grant date fair value of an option granted on January 10, 2014.

(12)	As of December 31, 2014, our nonemployee directors listed in the table above held outstanding stock awards and options, as follows:

Name	Number of Shares Underlying Outstanding Restricted Stock Units	Number of Shares Subject to Outstanding Options
Marc E. Lippman, M.D.	3,500	78,000
Franklin M. Berger	—	—
Srinivas Akkaraju, M.D., Ph.D.	3,500	57,500
David W. Gryska	3,500	85,000
Felix Baker, Ph.D.	3,500	120,000
John P. McLaughlin	3,500	90,000
Daniel G. Welch	3,500	108,881
Nancy A. Simonian	3,500	42,500
John A. Orwin	5,000	12,500

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 20, 2015 (except as noted) regarding the beneficial ownership of our common stock by each director (including each nominee for director), by each person or group of affiliated persons known to us to beneficially own five percent or more of our outstanding common stock, by each named executive officer and by all executive officers and directors as a group. Unless otherwise indicated, the address of the individuals and entities below is c/o Seattle Genetics, Inc., 21823 – 30th Drive SE, Bothell, WA 98021.

Name and Address	Total Common Stock Equivalents (1)	Percent of Common Stock Equivalents (2)
Felix J. Baker, Ph.D. (3) Baker Bros. Advisors LP and Affiliates (3)	29,222,227	23.4%
667 Madison Avenue, 21st Floor New York, NY 10065

FMR LLC (4)	18,583,737	14.9%
245 Summer Street Boston, MA 02210

Baillie Gifford & Co. (5)	15,238,601	12.2%
Calton Square 1 Greenside Row Edinburgh EH1 3AN Scotland United Kingdom

PRIMECAP Management Company (6)	11,178,050	9.0%
225 South Lake Avenue, #400 Pasadena, CA 91101

Clay B. Siegall, Ph.D. (7)	2,207,958	1.7%

Todd E. Simpson (8)	204,160	*

Eric L. Dobmeier (9)	159,695	*

Jonathan Drachman, M.D. (10)	341,964	*

Christopher A. Boerner, Ph.D. (11)	7,035	*

Srinivas Akkaraju, M.D., Ph.D. (12)	74,905	*

David W. Gryska (13)	110,250	*

Marc E. Lippman, M.D. (14)	194,950	*

John P. McLaughlin (15)	122,000	*

John A Orwin (16)	4,166	*

Nancy A. Simonian, M.D. (17)	44,291	*

Daniel G. Welch (18)	122,000	*

All directors and executive officers as a group (19)	32,863,256	25.7%

*	Less than one percent

(1)	Beneficial ownership is determined in accordance with SEC rules. In computing the beneficial ownership we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares of common stock beneficially owned includes common stock which the named person has the right to acquire, through option exercise or otherwise, within 60 days after March 20, 2015.

(2)	Percentage of common stock equivalents is based on a total of 124,720,752 shares of common stock outstanding as of March 20, 2015. For each named person, the percentage ownership includes common stock that the person has the right to acquire within 60 days after March 20, 2015, as described in Footnote 1. However, such shares are not deemed outstanding with respect to the calculation of ownership percentage for any other person. In some cases, beneficial ownership calculations for five percent or greater stockholders are based solely on publicly-filed Schedules 13D or 13G, which five percent or greater stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2014.

(3)	The indicated ownership is based on (i) a Schedule 13D/A filed with the SEC by the reporting persons on December 17, 2014, reporting beneficial ownership as of December 16, 2014 and (ii) a subsequent report of beneficial ownership on Form 4 filed with the SEC by the reporting persons on March 11, 2015, reporting beneficial ownership as of March 10, 2015. According to the Schedule 13D/A and the Form 4, the shares reported in the table as beneficially owned by the reporting persons includes 25,008,136 shares held by Baker Brothers Life Sciences, L.P. (“Life Sciences”), 3,885,576 shares held by 667, L.P. (“667”), 107,511 shares held by Felix J. Baker and 107,504 shares held by Julian C. Baker. This number also includes 110,000 shares of common stock issuable upon exercise of options held by Felix J. Baker that are exercisable within 60 days of March 20, 2015 and 3,500 restricted stock units held by Felix J. Baker that vest within 60 days of March 20, 2015. According to the Schedule 13D/A and the Form 4, Baker Bros. Advisors LP (the “Adviser”) serves as the Investment Adviser to Life Sciences and 667 (collectively the “Baker Funds”). Baker Bros. Advisors (GP) LLC (the “Adviser GP”) is the Adviser’s sole general partner. Julian C. Baker and Felix J. Baker are principals of the Adviser GP. The Adviser has complete and unlimited discretion and authority with respect to the investment and voting power of the securities held by the Baker Funds, and may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of such securities. According to the Schedule 13D/A and the Form 4, Julian C. Baker, Felix J. Baker, the Adviser GP and the Adviser disclaim beneficial ownership of the securities held directly by the Funds except to the extent of their pecuniary interest therein. In addition, according to the Schedule 13D/A, the Adviser has voting and investment power over the options, restricted stock units and common stock held by Felix J. Baker, and the Adviser GP, as well as Felix J. Baker and Julian C. Baker as principals of the Adviser GP, may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of, the options, restricted stock units and common stock held by Felix J. Baker.

(4)

The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 13, 2015. According to the Schedule 13G/A, FMR LLC has sole power to vote or direct the vote of 1,634,050 shares of common stock and sole power to dispose or to direct the disposition of 18,583,737 shares of common stock. According to the Schedule 13G/A, Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. According to the Schedule 13G/A, Fidelity Growth Company Fund has sole power to vote 8,402,373 shares of common stock. The Schedule 13G/A filed by the reporting person provides information as of

December 31, 2014 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2014 and March 20, 2015.

(5)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 3, 2015. According to the Schedule 13G/A, Baillie Gifford & Co. has sole voting power over 10,105,441 shares of common stock and sole dispositive power over 15,238,601 shares of common stock. According to the Schedule 13G/A, the shares are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2014 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2014 and March 20, 2015.

(6)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 13, 2015. According to the Schedule 13G/A, PRIMECAP Management Company has sole voting power over 7,823,100 shares of common stock and sole dispositive power over 11,178,050 shares of common stock. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2014 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2014 and March 20, 2015.

(7)	Includes 1,740,186 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 20, 2015.

(8)	Includes 86,861 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 20, 2015.

(9)	Includes 121,844 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 20, 2015.

(10)	Includes 333,455 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 20, 2015.

(11)	Dr. Boerner resigned from Seattle Genetics, effective January 30, 2015.

(12)	Includes 57,500 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 20, 2015 and 3,500 restricted stock units that vest within 60 days of March 20, 2015.

(13)	Includes 85,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 20, 2015 and 3,500 restricted stock units that vest within 60 days of March 20, 2015.

(14)	Includes 70,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 20, 2015 and 3,500 restricted stock units that vest within 60 days of March 20, 2015.

(15)	Includes 90,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 20, 2015 and 3,500 restricted stock units that vest within 60 days of March 20, 2015.

(16)	Includes 4,166 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 20, 2015.

(17)	Includes 37,291 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 20, 2015 and 3,500 restricted stock units that vest within 60 days of March 20, 2015.

(18)	Includes 108,881 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 20, 2015 and 3,500 restricted stock units that vest within 60 days of March 20, 2015.

(19)	Includes 2,892,989 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 20, 2015 and 24,500 restricted stock units that vest within 60 days of March 20, 2015. In addition, because Dr. Boerner is no longer an executive officer, the number of shares indicated in the table above with respect to the beneficial ownership of all directors and executive officers as a group do not include any shares beneficially owned by Dr. Boerner.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than ten percent of our common stock to file initial reports of ownership and changes in ownership of our common stock. These reporting persons are required by SEC regulations to furnish us with copies of all Section 16 reports they file. To our knowledge, based primarily on our review of the copies of such reports received or written representations from certain of these reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 2014, all of these reporting persons complied with all applicable filing requirements, except that one Form 4 report, reporting the grant of a stock option and the grant of a restricted stock unit award, was filed late by Christopher A. Boerner, and an initial report of ownership on Form 3 was filed late by Jean I. Liu.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE SEATTLE GENETICS, INC.

AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN

In November 2000, the Board adopted, and our stockholders subsequently approved, the Seattle Genetics, Inc. 2000 Employee Stock Purchase Plan, or ESPP. The ESPP was amended and restated by the Board in February 2011 as the Seattle Genetics, Inc. Amended and Restated 2000 Employee Stock Purchase Plan, or the Amended ESPP. The Amended ESPP was approved by our stockholders in May 2011. On February 9, 2015, the Board approved, subject to stockholder approval, an amendment and restatement of the Amended ESPP to increase the number of shares of our common stock authorized for issuance under the Amended ESPP by 1,000,000 shares (we refer to the Amended ESPP, as amended and restated by the Board on February 9, 2015, as the “Amended and Restated ESPP” throughout this proxy statement). The Board approved the Amended and Restated ESPP principally because there existed insufficient shares available to meet projected purchase requests from our employees. The Amended and Restated ESPP will not become effective unless it is approved by our stockholders.

As of March 20, 2015, 845,984 shares had been purchased under the Amended ESPP and only 50,206 shares remained available for purchase under the Amended ESPP without taking into account the 1,000,000 shares to be added if the proposed Amended and Restated ESPP is approved by our stockholders. A total of 124,720,752 shares of our common stock were outstanding as of March 20, 2015. As of March 20, 2015, all of our approximately 662 employees (including officers) will be eligible to participate in the Amended and Restated ESPP.

If the Amended and Restated ESPP is approved by our stockholders, the Amended and Restated ESPP will become immediately effective. If the Amended and Restated ESPP is not approved by our stockholders, we may continue to issue shares purchased by employees under the Amended ESPP until the existing pool of 50,206 shares is exhausted. The Amended and Restated ESPP is intended to ensure that our compensation is competitive and that we are able to continue to provide sufficient equity incentives to attract and retain highly qualified and experienced employees and officers. The Board believes that approval of the Amended and Restated ESPP is in the best interests of Seattle Genetics and its stockholders because the availability of an adequate reserve of shares under the Amended and Restated ESPP is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success and in aligning their long-term interests with those of the stockholders.

Amended and Restated ESPP

The following is a summary of the Amended and Restated ESPP and is qualified in its entirety by reference to the Amended and Restated ESPP, a copy of which is attached hereto as Appendix A.

Administration.    Our Board administers the Amended and Restated ESPP unless it delegates administration to a committee. The Board has delegated the administration of the Amended and Restated ESPP to our Compensation Committee. Nevertheless, the Board has the final power to determine all questions of policy and expediency that may arise in the administration of the Amended and Restated ESPP. The Board (or the Compensation Committee) has the authority to construe, interpret and amend the Amended and Restated ESPP as well as to determine the terms of rights granted under the Amended and Restated ESPP.

Share Reserve—Proposed Amendment.    Subject to adjustment for certain changes in our capital structure, the maximum number of shares of our common stock that may be purchased under the Amended and Restated ESPP is 1,896,190 shares, which is an increase of 1,000,000 shares over the number of shares of our common stock that may be purchased under the Amended ESPP.

Eligibility.    The Amended and Restated ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”). The Amended and Restated ESPP provides a means by which eligible employees may purchase our common stock through payroll deductions. Generally, all of our full-time employees may participate in offerings under the Amended and Restated ESPP. However, no employee may participate in the Amended and Restated ESPP if immediately after we grant the employee a purchase right, such employee would have voting power over 5% or more of our outstanding capital stock. In addition, part-time or seasonal employees who are customarily employed for twenty hours or less per week or five months or less per calendar year are not eligible to participate in the Amended and Restated ESPP.

Offerings.    The Amended and Restated ESPP is implemented through a series of offerings of purchase rights to eligible employees. The Board of Directors has the authority to set the terms of an offering. The Amended and Restated ESPP provides that the current offering will be followed by an offering that will commence on August 1, 2015 and will end on January 31, 2016. Thereafter, consecutive six-month offerings commence on each February 1 and August 1, with purchase dates on July 31 and January 31, respectively. An offering may be terminated under certain circumstances. Common stock is purchased for accounts of participating employees at a price per share equal to the lower of:

•	85% of the fair market value of a share on the first day of the offering; or

•	85% of the fair market value of a share on the purchase date.

The fair market value is the closing sales price (rounded up where necessary to the nearest whole cent) for our shares (or the closing bid, if no sales were reported) as quoted on the NASDAQ Global Select Market on the date of determination, as reported in such source as the Board deems reliable. As of March 20, 2015, the last reported sale price of our common stock as quoted on the NASDAQ Global Select Market was $38.86 per share.

The Board of Directors has determined that participating employees may authorize payroll deductions of up to 20% of their compensation for the purchase of stock under the Amended and Restated ESPP. An employee may end his or her participation in an offering at any time up to ten days before a purchase date. An employee’s participation ends automatically on termination of his or her employment.

Other Limitations.    A participant’s right to purchase our common stock under the Amended and Restated ESPP, plus any other purchase plans that may be established by Seattle Genetics or its affiliates, is limited. An employee may not accrue the right to purchase stock at a rate of more than $25,000 of the fair market value of our common stock for each calendar year in which the purchase right is outstanding. We determine the fair market value of our common stock, for the purpose of this limitation, as of the first day of an offering. Additionally, no employee may purchase more than 2,000 shares in any offering.

Changes to Capital Structure.    In the event that there is a specified type of change in our capital structure, such as a stock split, appropriate adjustments will be made to (i) the number of shares reserved under the Amended and Restated ESPP, and (ii) the number of shares and purchase limits of all outstanding purchase rights.

Corporate Transactions.    In the event of certain significant corporate transactions, as described in the Amended and Restated ESPP, the surviving or acquiring corporation will either assume or substitute outstanding purchase rights. If the surviving or acquiring corporation refuses to assume or substitute such purchase rights, then, as determined by the Board in its discretion, such rights may continue in full force and effect or the participants’ accumulated contributions may be used to purchase shares of our common stock immediately prior to such corporate transaction, and such purchase rights will terminate immediately thereafter.

Duration, Amendment and Termination.    The Board of Directors may suspend or terminate the Amended and Restated ESPP at any time. Unless terminated earlier, the Amended and Restated ESPP will terminate when all shares of common stock reserved for issuance under the Amended and Restated ESPP, as increased and/or adjusted from time to time, have been issued. The Board of Directors may amend the Amended and Restated ESPP at any time. However, except as to adjustments upon changes in securities or as to minor amendments to benefit the administration of the Amended and Restated ESPP, to take into account of legislation or to obtain or maintain favorable tax treatment, exchange control or regulatory treatment for participants, Seattle Genetics or any of its affiliates, no amendment will be effective unless approved by our stockholders to the extent such stockholder approval is necessary for the Amended and Restated ESPP to satisfy Section 423 of the Code, Rule 16b-3 under the Exchange Act and any NASDAQ or other securities exchange listing requirements. Rights granted before amendment or termination of the Amended and Restated ESPP will not be impaired by such amendment or termination, except (i) as expressly provided in the Amended and Restated ESPP, (ii) with the consent of the participant or (iii) as necessary to comply with any laws or governmental regulations, including Section 423 of the Code.

Federal Income Tax Information.    Rights granted under the Amended and Restated ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares. If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) 15% of the fair market value of the stock as of the beginning of the offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to Seattle Genetics by reason of the grant or exercise of rights under the Amended and Restated ESPP. Seattle Genetics is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for stock sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the Amended and Restated ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the Amended and Restated ESPP. In addition, we have not approved any grants of purchase rights that are conditioned on stockholder approval of this Proposal No. 2. Accordingly, we cannot determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Amended and Restated ESPP. Our non-employee directors will not be eligible to participate in the Amended and Restated ESPP.

Amended ESPP Benefits

The following table sets forth, for each of the individuals and the various groups indicated, the total number of shares of our common stock that have been purchased under the Amended ESPP since its approval by our stockholders in May 2011 through March 20, 2015.

Amended ESPP
Name and position	Number of shares
Clay B. Siegall, Ph.D. President and CEO	0
Todd E. Simpson Chief Financial Officer	1,520
Eric L. Dobmeier Chief Operating Officer	1,404
Jonathan Drachman, M.D. Chief Medical Officer	4,201
Christopher A. Boerner, Ph.D. Former EVP, Commercial	4,642
All current executive officers as a group	11,767
All current directors who are not executive officers as a group	0
Each nominee for election as a director:
Clay B. Siegall, Ph.D.	0
Felix Baker, Ph.D.	0
Nancy A. Simonian, M.D.	0
Each associate of any executive officers, current directors or director nominees	0
Each other person who received or is to receive 5% of purchase rights	0
All employees, including all current officers who are not executive officers, as a group	834,217

Required Vote and Board of Directors Recommendation

Stockholder approval of this Proposal No. 2 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since June 1998. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. While the Audit Committee is not bound by a vote either for or against the proposal, it will consider a vote against PricewaterhouseCoopers LLP by the stockholders in selecting our independent registered public accounting firm in the future. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of Seattle Genetics and its stockholders.

Stockholder approval of this Proposal No. 3 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD RECOMMENDS A VOTE FOR

THIS PROPOSAL NO. 3

Independent Registered Public Accounting Firm Fees

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the years 2014 and 2013 and their aggregate fees for services rendered were as follows:

Type of Fees	2014	2013
Audit Fees	$690,000	$674,600
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	1,800	1,800

Total fees	$691,800	$676,400

Audit Fees.    Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees.    Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no audit-related fees billed to Seattle Genetics for services rendered during fiscal 2014 or 2013.

Tax Fees.    Tax fees principally included tax compliance, tax advice and tax planning fees. There were no tax fees billed to Seattle Genetics for services rendered during fiscal 2014 or 2013.

All Other Fees.    All other fees include any fees billed that are not audit, audit related, or tax fees. In 2014 and 2013, these fees related to accounting research software.

Pre-Approval Policies and Procedures

In October 2006, the Audit Committee adopted an Audit and Audit-Related Services Pre-Approval Policy, or the Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Proposed services either may be pre-approved by the Audit Committee without consideration of specific case-by-case services (i.e., general pre-approval) or require the specific pre-approval of the Audit Committee (i.e., specific pre-approval). The Audit Committee believes that the combination of these two approaches has resulted in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. As set forth in the Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. In addition, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve services not prohibited by the Policy to be performed by our independent registered public accounting firm and associated fees up to $25,000, provided that the Chair is required to report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee for ratification at its next regular meeting. All audit-related and non-audit related services performed by our independent registered public accounting firm in 2014 were pre-approved.

AUDIT COMMITTEE REPORT (1)

The Audit Committee of the Board of Directors is currently comprised of three independent directors and operates under a written charter originally adopted by the Board of Directors in March 2001, which charter is reviewed on an annual basis and amended as necessary by the Board of Directors upon recommendation by the Audit Committee.

The members of the Audit Committee are currently David W. Gryska (chairman), John A. Orwin and John P. McLaughlin. Each of the members of the Audit Committee is an “independent director” as currently defined in Rules 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act of 1934. The Board of Directors has also determined that David W. Gryska is an “audit committee financial expert” as described in applicable rules and regulations of the SEC.

The Audit Committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held five meetings during 2014. The meetings were designed to provide information to the Audit Committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of Seattle Genetics, and to facilitate and encourage communication between the Audit Committee, management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2014 with management and the independent registered public accounting firm. The Audit Committee also instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements and the audited assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The Audit Committee of the Board of Directors of Seattle Genetics, Inc.:

David W. Gryska (chairman)

John P. McLaughlin

John A. Orwin

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Seattle Genetics under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during the year ended December 31, 2014 (collectively, the “Named Executive Officers”) as disclosed in this proxy statement in accordance with the SEC’s rules. This nonbinding advisory vote is commonly referred to as a “say-on-pay” vote.

At the 2010 Annual Meeting, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every year, every two years or every three years. Consistent with the recommendation of our Board of Directors, our stockholders indicated by advisory vote their preference to hold a say-on-pay vote annually. After consideration of the voting results, and based upon its prior recommendation, our Board of Directors elected to hold a stockholder say-on-pay vote annually. Accordingly, at last year’s annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for the 2014 Annual Meeting of Stockholders. At the 2014 Annual Meeting of Stockholders, our stockholders overwhelmingly approved the proposal, with approximately 94% of the votes cast voting in favor of the proposal. This year we are again asking our stockholders to vote “FOR” the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis”, our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our Named Executive Officers are rewarded on the basis of individual and corporate performance measured against pre-established corporate and strategic goals. Please read the section of this proxy statement under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our Named Executive Officers.

The Compensation Committee of our Board of Directors continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on Seattle Genetics, the Compensation Committee or our Board of Directors. Nevertheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Unless our Board of Directors modifies its policy on the frequency of future advisory votes on the compensation of our named executive officers, the next advisory vote on the compensation of our named executive officers will be held at the 2016 annual meeting of stockholders. In addition, our stockholders will be able to indicate by advisory vote at our 2016 annual meeting their preference as to the frequency of future advisory votes.

Stockholder approval of this Proposal No. 4 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 4

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation discussion and analysis discusses the total compensation for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during the year ended December 31, 2014, which officers are referred to as our “Named Executive Officers.” Our compensation discussion and analysis describes our overall executive compensation philosophy, objectives and practices, as well as the Compensation Committee’s decisions and determinations regarding executive compensation for 2014 and 2015.

Executive Summary

The Compensation Committee’s basic responsibility is to review the performance of our management in achieving corporate goals and objectives and to ensure that our management is compensated effectively in a manner consistent with our compensation philosophy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees and reviews all of our compensation, equity and employee benefit plans and programs, which include our yearly Senior Executive Annual Bonus Plans, Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan, and Amended and Restated 2000 Employee Stock Purchase Plan, or the ESPP.

The Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies and responsible in that it both encourages our executive officers to work for meaningful stockholder returns and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

The highlights of our company performance for 2014 include:

•	With regard to ADCETRIS:

•	Continued execution of our sales strategy for ADCETRIS in the United States and Canada, including exceeding our internal sales targets.

•

Announced positive top line data from our AETHERA trial, a phase 3 clinical trial that evaluated ADCETRIS versus placebo in 329 patients with Hodgkin lymphoma at risk of relapse following autologous stem cell transplant.

•

Completed analysis of the progression-free survival primary endpoint of our AETHERA trial and initiated discussions with the U.S. Food and Drug Administration, or FDA, regarding the submission of a supplemental Biologics License Application, or sBLA, to the FDA to seek approval for a new indication in the AETHERA treatment setting.

•	With regard to our product pipeline:

•	Achieved enrolment goals for phase 1 clinical trials that evaluated SGN-CD19A, SGN-CD33A and SGN-LIV1A.

•	Submitted investigational new drug applications, or INDs, to the FDA for SGN-CD70A and SEA-CD40.

•	Generated strong research throughput on our next generation antibody-drug conjugate, or ADC, technology and new antibody targets for our product pipeline.

•	With regard to business development and strategy:

•	Completed an expansion of our existing ADC collaboration with Genmab A/S.

•	Exclusively licensed a novel antibody-related technology and evaluated several others.

The highlights of our executive compensation program for 2014 and 2015 include:

•

Our Chief Executive Officer, Dr. Siegall, beneficially owns 1.7% of our common stock, based on shares outstanding on March 20, 2015, which significantly aligns his interests with those of our stockholders.

•

The principal, ongoing elements of the compensation of our Named Executive Officers (i.e., base salary, annual cash incentive awards and annual stock award compensation) is generally targeted at the 50th percentile for similarly positioned executives based on the data from our peer group, and then adjusted upwards based on individual performance towards the 75th percentile. Data from our peer group is periodically reviewed and updated by our Compensation Committee.

•

Our annual cash incentive awards under our Senior Executive Annual Bonus Plans are variable in that any cash awards are based solely on the extent of corporate and, other than with respect to Dr. Siegall, individual performance.

•

For 2014, annual equity awards for our Named Executive Officers were delivered in a combination of stock options and restricted stock units, with stock options representing approximately 50% of the overall value of the stock awards granted. Consequently, the “earned value” of approximately 50% of each Named Executive Officer’s annual stock awards for 2014 is contingent on stock price appreciation over the longer term. In addition, each of the stock awards is subject to a service-based vesting requirement.

•	Seattle Genetics provides no executive fringe benefits.

•

In line with our pay for performance philosophy, Seattle Genetics offers reasonable employment agreements that do not contain multi-year guarantees for salary increases, non-performance based guaranteed bonuses or equity compensation.

•	We do not provide any tax gross-up benefits for excise taxes associated with change of control compensation.

•	Our equity plans do not permit repricing underwater stock options without stockholder approval.

Approximately 94% of the votes cast in the stockholder advisory vote on executive compensation in 2014 approved our executive compensation described in last year’s proxy statement. The Compensation Committee considered the result of the stockholder advisory vote as an endorsement of its compensation policies, practices and philosophy for our Named Executive Officers. Accordingly, the Compensation Committee determined not to make any significant changes as a result of the vote. In addition, in part based on the support shown by the vote, the Compensation Committee maintained a consistent approach in making 2015 compensation decisions.

Compensation Philosophy and Objectives

Our compensation philosophy is to provide overall compensation that is competitive to attract and retain the highest caliber officers. In particular the Compensation Committee believes that, when targeted levels of performance are achieved, the resulting compensation should be in the range of the 50th percentile of pay practices of a peer group of companies selected by the Compensation Committee, and that additional performance should be rewarded by adjusting compensation upwards towards the 75th percentile of our peer group if an individual’s performance exceeds expectations. The Compensation Committee determined that this level of targeting was reasonable and appropriate to achieve the objectives of our compensation program and applied its experience and judgment when interpreting competitive market data and making decisions. For 2014, the Compensation Committee reviewed base salaries, annual incentives and long-term incentives of our Named Executive Officers in January and again in August and compared them to our then peer group primarily to ensure that our Named Executive Officer compensation program as a whole was market competitive. The Compensation Committee generally seeks to establish a mix between cash compensation and long-term equity incentives similar to the mix utilized by the companies in our peer group. Our Compensation Committee believes that it is important to align compensation levels and the mix of compensation to that offered by our peers in order to retain and incentivize the high quality executives whose efforts are key to our long-term success.

At the time the Compensation Committee makes executive compensation decisions, the Compensation Committee also reviews individual performance and our company’s performance against pre-established company corporate and strategic goals. In this regard, decisions with respect to the principal, ongoing elements of compensation for our executive officers are based, in combination with the competitive peer group analysis described above, upon the Compensation Committee’s assessment of (i) each individual’s performance as assessed by Dr. Siegall, our CEO, in consultation with the Compensation Committee and our Executive Vice President, Human Resources (Dr. Siegall does not assess his own performance, however) and (ii) our performance measured against corporate and strategic goals as defined by the Board of Directors. Determinations of individual performance at the executive officer level are generally not based on the achievement of separately pre-established goals but rather, on the individual’s performance with respect to (and contributions toward) the achievement of pre-established department goals, if any, and our pre-established corporate and strategic goals. These same metrics are used by management to evaluate the performance of all of our employees with supervisors providing guidance regarding individual performance relative to individual goals. The Compensation Committee believes that successful execution against goals is the best way to enhance long-term stockholder value.

The Compensation Committee generally relies upon its judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer, particularly with respect to base salary determinations and overall levels of long-term equity compensation. However, as set forth below, bonus awards under our Senior Executive Annual Bonus Plans are formulaic in that the target and maximum bonus opportunities are established, as is the extent to which bonuses are awarded based on individual performance and the achievement of pre-established company goals. Since 2011, the Compensation Committee has delivered annual stock awards in a combination of stock options and restricted stock units, with stock options currently representing approximately 50% of the overall value of the stock awards granted and with restricted stock units comprising the other approximately 50%. Factors considered by the Compensation Committee in making its determinations include individual performance, contributions to corporate and strategic goals, and the nature and scope of the individual’s responsibilities and effectiveness in leading management’s initiatives to achieve the corporate goals. The Compensation Committee also periodically consults with executive compensation consultants and, in 2013 and 2014, considered the compensation levels of similarly positioned executives at the peer group companies discussed below in determining the mix of compensation elements for the executive officers.

The peer group used by the Compensation Committee to determine compensation for 2014 was selected by the Compensation Committee, with input provided by members of executive management and Compensia, Inc., our Compensation Committee’s compensation consultant, and a review of biotechnology and pharmaceutical companies that were similar to Seattle Genetics with respect to revenue, market capitalization, headcount, development and commercialization stage and product focus. The peer group used by the Compensation Committee to determine compensation prior to August 2014 consisted of:

Acorda Therapeutics, Inc. ARIAD Pharma Auxilium Pharmaceuticals, Inc. BioMarin Pharmaceuticals, Inc. Cubist Pharmaceuticals, Inc. Exelixis, Inc.	Genomic Health, Inc. ImmunoGen, Inc. Incyte Corporation Medivation, Inc. Onyx Pharmaceuticals, Inc.	Pharmacyclics, Inc. Regeneron Pharmaceuticals, Inc. Salix Pharmaceuticals, Inc. Theravance, Inc. United Therapeutics, Inc. ViroPharma, Incorporated

The Compensation Committee reviews the peer group periodically to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly. In this regard, the peer group was revised by the Compensation Committee in August 2014 to consist of:

Acorda Therapeutics, Inc. Alkermes plc ARIAD Pharma Auxilium Pharmaceuticals, Inc. BioMarin Pharmaceuticals, Inc. Cubist Pharmaceuticals, Inc.	Genomic Health, Inc. ImmunoGen, Inc. Incyte Corporation InterMune, Inc. Medivation, Inc. NPS Pharmaceuticals, Inc.	Pharmacyclics, Inc. Regeneron Pharmaceuticals, Inc. Salix Pharmaceuticals, Inc. Theravance, Inc. United Therapeutics, Inc.

Compensation Consultants and Management Participation in Compensation Decisions

Under its charter, the Compensation Committee has the authority, in its sole discretion, to retain (or obtain the advice of) any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties. In accordance with this authority, the Compensation Committee consults from time to time with Compensia for advice on matters related to compensation for executive officers. The Compensation Committee has consulted with Compensia periodically with respect to specific questions or as new compensation programs are considered and to update its competitive market analysis on an annual basis. In 2014, Compensia was again retained by Seattle Genetics at the request of our Compensation Committee to prepare compensation analyses for our executives and directors. In particular, Compensia was directed to provide a market analysis of base salary, annual bonus and long-term incentive compensation of our executive officers against our revised peer group. This market analysis was reviewed with the Compensation Committee in August 2014, and was used to guide decisions regarding long-term incentive compensation made in August 2014, decisions regarding base compensation adjustments made in September 2014 and decisions regarding annual bonus base target adjustments, base compensation and annual bonus amounts made in February 2015. Dr. Siegall, our CEO, makes recommendations to the Compensation Committee with respect to base salary levels, annual bonus targets, individual performance assessments and the levels of long-term equity compensation to be awarded to our other executive officers in consultation with our compensation consultants and our Executive Vice President, Human Resources, Christopher Pawlowicz. Compensia provided competitive market data and modeled gaps in cash compensation to peer company compensation levels. In addition, Mr. Pawlowicz supports the Compensation Committee in its work from time to time at the Compensation Committee’s request, including providing historical and prospective breakdowns of the compensation components for each executive officer.

In March 2014, the Compensation Committee analyzed whether the work of Compensia as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our company by Compensia; (ii) the amount of fees from our company paid to Compensia as a percentage of the firm’s total revenue; (iii) Compensia’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Compensia or the individual compensation advisors employed by the firm with an executive officer of our company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of our company owned by the individual compensation advisors employed by the firm. The Compensation Committee determined, based on its analysis of the above factors, that the work of Compensia and the individual compensation advisors employed by Compensia as compensation consultants to our company has not created any conflict of interest. The Compensation Committee will continue to assess the independence of any of its compensation advisers by reference to the foregoing factors, consistent with applicable NASDAQ listing standards.

Principal Elements of Compensation

Base Salaries.    Base salaries are established to attract and retain talented executive personnel. Base salary for Dr. Siegall and the other executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation by reviewing the base salaries paid by our peer group for similar positions. The base salary for each executive officer is initially targeted on an annual basis near the 50th percentile for similarly positioned executives based on the data from our peer group as well as data from other surveys available to Compensia. Annual salary adjustments are based primarily on a review of the competitive market salaries and general levels of market increases in salaries of similarly positioned executives in our peer group, and adjusted based on individual performance, achievement of our corporate and strategic goals, changes in job duties and responsibilities and budget considerations, as applicable. Annual salary adjustments are typically effective February 1 of each year. In 2014, the Compensation Committee also subsequently approved an increase in the base salaries of certain named executive officers based on an analysis of competitive market salary levels near the 50th percentile compared with our peer group, which increase was effective September 1, 2014.

Annual Incentive Compensation.    Each year we adopt a Senior Executive Annual Bonus Plan, or Executive Bonus Plan, which provides cash incentives designed to reward each executive’s individual contribution and performance toward achieving key corporate goals. The performance metrics against which the executives are measured are clearly communicated, measurable and consistently applied, and include corporate goals, such as research, development and clinical milestones, hiring goals, sales and commercial goals, strategic alliances, licensing and partnering transactions and financings. The Compensation Committee determines the relative achievement of the specific corporate goals following the end of the particular fiscal year. Under our Executive Bonus Plan, the Compensation Committee also has the discretion to take into account significant corporate events or other significant accomplishments that were not contemplated at the beginning of the performance period in determining the relevant corporate and individual achieved performance percentages for the relevant year. Dr. Siegall, our CEO and the manager of the executive team, assesses the other executives’ contributions to the corporate goals, and makes a recommendation to the Compensation Committee with respect to such individual’s achieved performance percentage and the Compensation Committee then makes a final determination of the individual performance percentage. The weighted company performance percentage and individual performance percentage are then multiplied by a base pay target percentage for each executive officer to determine the actual amount of the bonus award. The base pay target percentage for each executive officer is determined by the Compensation Committee at the beginning of the fiscal year and is based on a review of potential bonuses for similarly positioned executives at companies included in our peer group. These target percentages are reviewed on an annual basis and adjusted based on the results of competitive market data provided by the Compensation Committee’s compensation consultant but are generally set at the 50th percentile for annual cash bonus targets for similar positions. The target percentages were not revised when the bases salaries were adjusted in August 2014; however, the target percentages were applied to the base salaries that became effective on September 1, 2014. For 2014, the Compensation Committee determined the following target bonus percentages:

Title (Name)	Target Percentage of Base Salary
Chief Executive Officer (Dr. Siegall)	75%
Chief Operating Officer (Mr. Dobmeier)	50%
Chief Financial Officer (Mr. Simpson) and Chief Medical Officer (Dr. Drachman)	45%
Executive Vice President (Dr. Boerner)	40%

Our company’s achieved performance percentage and/or the individual achieved performance percentage may exceed 100% in the event we and/or the executive officer exceed expected goals, provided that neither percentage may exceed 150%. Accordingly, each executive officer’s bonus opportunity under each Executive

Bonus Plan is capped, and in addition, each executive officer must achieve at least a 50% individual performance percentage to receive a bonus award under the Executive Bonus Plan (other than Dr. Siegall whose bonus is based solely on the achievement of our company goals).

The weight between the company performance percentage and the individual performance percentage used for determining the actual cash bonus award is split for all executive officers based on position. For the executive officers, other than Dr. Siegall and Mr. Dobmeier, the final performance percentage during 2014 was based 60% on company performance and 40% on the individual’s performance. Accordingly, assuming Seattle Genetics had met 100% of its 2014 company goals, an executive officer who had an individual achieved performance percentage of 150%, had a base salary target percentage of 40% and had a base pay rate of $100,000 would have received a bonus of $48,000 ((100% x 0.6) + (150% x 0.4) = 120%; and 120% x 40% = 48%; and 48% of the executive’s base pay rate of $100,000 = $48,000). Mr. Dobmeier’s final performance percentage during 2014 was based 80% on company performance and 20% on his individual performance. Dr. Siegall’s final performance percentage is determined by the Compensation Committee in its sole discretion, usually based solely on overall achievement of corporate goals, but may be adjusted by the Compensation Committee taking into account annual bonuses of chief executive officers at our peer group companies and other data provided by Compensia, although this did not occur in 2014.

In making its assessment regarding the extent to which the pre-established corporate performance measures for that year have been achieved, the Compensation Committee considers both the extent to which the corporate performance measures were achieved as well as the relative importance of the corporate performance measures that were achieved as compared to any corporate performance measures that were not achieved. The Compensation Committee then assesses our performance on an overall basis. Because the corporate performance measures are generally stretch goals and vary in terms of relative importance to Seattle Genetics, the Compensation Committee has not historically given specific weightings to the various corporate performance measures. Accordingly, the company performance percentage determined by the Compensation Committee in any given year may be either greater or less than the percentage of the total corporate objectives for that year that were actually fully achieved. The corporate performance measures used in 2014 were primarily based on sales of ADCETRIS, the advancement of development and clinical activities related to ADCETRIS and our lead product candidates (including clinical trial initiation, enrollment and completion), expense management and stock performance, all of which the Compensation Committee believes strongly relate to the creation of total stockholder value. Seattle Genetics’ performance targets in 2014 were:

•	With regard to ADCETRIS:

•	Achieving sales goals as determined by the Board of Directors for ADCETRIS;

•	Completing the analysis of the primary endpoint for our AETHERA phase 3 clinical trial;

•

Supporting enrollment in the United States in the phase 3 clinical trials of ADCETRIS in frontline Hodgkin’s Lymphoma (HL) and cutaneous T-cell lymphoma (CTCL) led by Takeda Pharmaceutical Company Limited, or Takeda;

•	Achieve enrollment goal as determined by the Board of Directors for the phase 3 clinical trial of ADCETRIS in frontline mature T-cell lymphoma;

•	Initiating additional trials for ADCETRIS for potential additional therapeutic indications; and

•	Submitting a supplemental Biologics License Application, or sBLA, to the FDA for retreatment and an extended duration treatment of ADCETRIS.

•	With regard to our product pipeline:

•	Meeting enrollment goals for our phase 1 clinical trials of SGN-CD19A, SGN-CD33A and SGN-LIV1A;

•	Submitting INDs to the FDA for two future product candidates; and

•	Continuing progress on product pipeline and research programs.

•	With regard to business development and strategy:

•	Completing specified business development transactions;

•	Hiring employees to budgeted plan and minimizing employee attrition;

•	Achieving stock performance relative to appropriate biotechnology indexes; and

•	Managing expenses to budget.

We met substantially all of our performance targets for 2014. The goal relating to our stock performance was not met and a few other goals established for 2014 were not fully met, including goals relating to enrollment in our phase 3 clinical trials of ADCETRIS and those led by Takeda. In this regard, certain of our 2014 performance goals were aggressive and set at challenging levels, including the goal relating to ADCETRIS clinical trial enrollment, such that the attainment of executive target bonuses was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers in order to receive the maximum bonus payout. While we did not fully meet all of our goals, of the goals we did not fully meet, we achieved the substantial portion and exceeded multiple goals, including those related to ADCETRIS sales and progress on product pipeline and research programs, which the Compensation Committee determined should be considered in the total analysis of determining performance against the stated goals. Consequently, the Compensation Committee determined our corporate performance percentage to be 110% for 2014. This determination, together with the individual achieved performance percentages, resulted in levels of bonus awards under the 2014 Executive Bonus Plan above target. Individual bonus determinations for 2014 are discussed in more detail under the heading “Compensation Discussion and Analysis—2014 Compensation Decisions” below.

The corporate goals set for 2015 are intended to be difficult to achieve and include:

•	With regard to ADCETRIS:

•	Achieving sales goals in the United States and Canada;

•	Ensuring reliable and timely manufacturing to satisfy commercial demand while meeting global quality standards;

•	Submitting a sBLA to the FDA and obtaining approval in the AETHERA treatment setting;

•	Achieving enrollment goals for the ECHELON-1, ECHELON-2 and ALCANZA phase 3 clinical trials;

•	Initiating corporate-sponsored checkpoint inhibitor combination clinical trials; and

•	Achieving goals related to clinical trials in diffuse large B-cell lymphoma.

•	With regard to our product pipeline:

•	Achieving enrollment goals in phase 1 clinical trials of SGN-CD33A and determining future clinical trial strategy;

•	Achieving enrollment goal in phase 2 clinical trial of SGN-CD19A and considering combination strategies;

•	Achieving enrollment goals in phase 1 clinical trials of SGN-LIV1A, ASG-22ME, ASG-15ME, SGN-CD70A and SEA-CD40, and presenting clinical data at appropriate conferences;

•	Submitting INDs for new programs; and

•	Achieving specific research goals related to ADC technology, new targets and antibodies.

•	With regard to our business development and strategy:

•	Achieving specified business development objectives;

•	Hiring employees to budgeted plan and minimizing employee attrition;

•	Achieving stock performance relative to appropriate biotechnology indexes; and

•	Managing expenses to budget.

Discretionary and Other Bonus Awards.    The Compensation Committee may also award discretionary bonuses for special recognition of achievement, which are generally awarded to employees other than executive officers at the same time for the same event, such as for successful completion of a clinical trial. Additionally, each employee, including executive officers, receives a bonus of $500 upon her or his five year anniversary, $1,500 upon his or her ten year anniversary and $1,500 upon his or her fifteen year anniversary with Seattle Genetics. Historically, the Compensation Committee has also approved sign-on bonuses for new executives as an inducement to joining Seattle Genetics.

Long-Term Incentive Compensation.    Long-term incentive compensation in the form of equity awards is designed to provide executive officers with meaningful compensation awards in order to align executives’ incentives with stockholder value creation. Generally, significant stock awards are made at the time an executive officer commences employment. Thereafter, stock awards may be made at varying times and in varying amounts in the discretion of the Compensation Committee, but are generally made once a year unless such executive officer is promoted, in which case an award will normally be made at that time, or for recognition of outstanding performance. Upon hiring an executive officer, stock awards generally will be made on the first business day of the month following the month the officer commences employment. Annual stock awards to all executives are made at regularly scheduled meetings of the Compensation Committee and are generally made in August. Seattle Genetics does not have any program, plan or practice to time stock awards to its executives or other employees in coordination with the release of material, non-public information.

We grant equity awards to our executive officers by delivering a combination of stock options and restricted stock units. The Compensation Committee has determined that companies in our peer group generally grant full value awards such as restricted stock units and, therefore, restricted stock units should be part of a competitive compensation package to attract and retain highly qualified executives. In this regard, while both stock options and restricted stock units enable our executive officers to benefit, like stockholders, from any increases in the value of our stock, stock options deliver future value only if the value of our stock increases above the exercise price. In contrast, restricted stock units deliver fully paid shares of our stock upon vesting, so they retain some value even if our stock price declines, stays flat or only increases marginally after the restricted stock unit is granted. In addition, full value awards such as restricted stock units are less dilutive to existing stockholders since fewer shares are granted to achieve an equivalent value relative to stock options. Each restricted stock unit represents a right to receive one share of our common stock following vesting and, with respect to our annual and new hire grants, vests in full three years from the date of grant, subject to continued service.

In August 2014, the Compensation Committee considered annual stock awards for current executive officers based on the competitive market analysis prepared by Compensia and recommendations from Dr. Siegall with respect to individual performance. In addition, the Compensation Committee considered the recommendation provided by management based on competitive market data from Compensia regarding the promotion restricted stock unit grant for Dr. Boerner in March 2014 in connection with his performance as discussed below. Dr. Siegall’s annual stock award recommendations are developed based on the individual’s position with Seattle Genetics, each employee’s individual performance during the prior year, and competitive market data provided by Compensia against our peer group. The size of each new hire or promotion stock award made to officers, including Dr. Boerner’s promotion grant in March 2014, is recommended by Dr. Siegall based on peer group competitive market data provided by Compensia and is generally set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s performance and potential for future responsibility. In addition, in determining annual stock awards to executive officers, prior grant levels and the extent to which such executive officer is currently vested in his or her stock awards are reviewed by the Compensation Committee, although no adjustments to the levels of annual stock awards were made in 2014 based on this review. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract and retain executive officers in the competitive environment for highly qualified employees in which we operate. Generally, the proposed annual stock awards are targeted at the 50th percentile of the peer group and then adjusted upwards based on individual performance in a range from the 50th percentile to the 75th percentile. If an individual’s performance exceeded expectations, such stock awards will often be increased to a range approximating the 65th percentile and if such performance greatly exceeded expectations, the Compensation Committee, applying its experience and judgment, may adjust stock awards to the 75th percentile. After this adjustment, the Compensation Committee will review the extent to which such executive officer is currently vested in his or her stock awards to determine if additional adjustments need to be made in order to increase the incentive for such executive officer to remain with Seattle Genetics for an additional period of time. The Compensation Committee did not make any such adjustments in 2014.

In determining the number of shares subject to the stock options and restricted stock units granted to our Named Executive Officers in August 2014, the Compensation Committee first determined the value of overall annual stock awards, as described in the preceding paragraph, and then determined the mix of stock awards. In 2014, the Compensation Committee chose to deliver a value mix of approximately 50% stock options and approximately 50% restricted stock units. The ratio of restricted stock units to options chosen by the Compensation Committee was based in part on the competitive market data prepared by Compensia and in part on an effort to balance the greater per-share value of the restricted stock units as opposed to stock options.

We do not have stock ownership guidelines for our executive officers (other than our chief executive officer) because officer compensation is set within a typical market range and is already performance-based.

The exercise price of our stock options is always equal to the fair market value (our closing price on the NASDAQ Global Select Market) of our common stock on the date of grant. Our stock option grants generally vest 1/4th upon the one year anniversary of the grant date and 1/36th of the remaining shares each month thereafter until such grant is fully vested on the four year anniversary of the grant date, subject to vesting acceleration as described under the heading “Compensation Discussion and Analysis—Post-Termination Protection” below. Restricted stock units granted to our Named Executive Officers in 2014, vest in full on the third anniversary of the grant date, subject to vesting acceleration as described under the heading “Compensation Discussion and Analysis—Post-Termination Protection” below. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive to remain in our employ. Accordingly, the stock award will provide a return to the employee only if he or she remains in our service, and, in the case of the stock option component, only if the market price of our common stock appreciates over the option term.

Post-Termination Protection

We do not have a severance plan for employees generally but our 2007 Plan and our 1998 Stock Option Plan provide for acceleration of vesting in connection with specified change in control events. However, we have provided for severance payments to executive officers through individual employment agreements with such officers. Seattle Genetics entered into employment agreements in 2006 with its executive officers at the Senior Vice President level and above providing for severance benefits that already existed for our executive officers above the Senior Vice President level who were already parties to employment agreements that provided such benefits. Generally our severance payments pursuant to these agreements are as follows: a lump sum cash payment or payment in accordance with Seattle Genetics’ standard payroll schedule, at our discretion, equal to 100% of his or her annual base salary, plus a pro-rated portion of the year’s target bonus if such officer is terminated without cause or constructively terminated, except for Dr. Siegall, who has the additional benefit of receiving a severance benefit equal to 200% of his annual base salary if he is terminated without cause or constructively terminated within 12 months following a change in control of Seattle Genetics. In addition, all officers receive 12 months of accelerated vesting of any outstanding stock awards (i.e., stock options or restricted stock units) if such officer is terminated without cause or constructively terminated, or 100% acceleration of vesting of any outstanding stock awards if such officer is terminated without cause or constructively terminated within 12 months following a change in control of Seattle Genetics or if the acquiror does not assume, substitute or otherwise replace any outstanding stock awards. In addition, Dr. Siegall receives 100% acceleration of vesting of any outstanding stock award upon a change in control. All officers are also entitled to continuation of all health benefits for 12 months (or 24 months in the case of Dr. Siegall if his employment is terminated without cause or constructively terminated within 12 months following a change in control), or a lesser amount of time until the individual is re-employed with comparable insurance benefits. Seattle Genetics does not provide any gross-ups based on taxes attributable to any of the severance benefits described above. Upon termination due to death or disability, each employment agreement also provides for payment of the portion of any annual bonus earned prior to the date of termination and any accrued but unused vacation. In addition, the 2007 Plan provides that all outstanding stock options that are vested and exercisable as of the date of the executive’s death or, in the event of the executive’s death within 30 days following the termination of service or the executive’s disability, may be exercised for six months following the executive’s death or, in the event of termination of service due to the executive’s disability, one year following the termination date but in no event after the expiration date of such option.

The Compensation Committee believes these severance benefits are important from a retention perspective to provide some level of protection to our executive officers from being terminated without cause or constructively terminated prior to or after a change in control, or from experiencing a life-changing disability, and that the amounts are reasonable when compared with similar arrangements adopted by companies in our peer group. In addition, the Compensation Committee believes that these severance benefits align executive and stockholder interests by enabling the executive officers to consider corporate objectives and possible transactions that are in the best interests of the stockholders and other constituents of Seattle Genetics without undue concern over whether such objectives or transactions may jeopardize the officers’ own employment. With these arrangements, the Compensation Committee sought uniformity of results among the officers based on their positions at Seattle Genetics, with only Dr. Siegall receiving vesting acceleration benefits solely as a result of a change in control. In addition, the Compensation Committee believes that the payment-triggering event outside of the death or disability context, namely, being terminated without cause or constructively terminated, and then only when there is no misconduct by the officer, is a fair hurdle for the ensuing rewards. Further, Dr. Siegall’s 100% acceleration of vesting of stock awards upon a change in control is intended to reduce the concern that Dr. Siegall may not have a comparable position in an acquiring company as a result of a change of control and is similar to acceleration provisions of CEOs of peer group companies. More information regarding these arrangements is provided under the heading “Potential Payments upon Termination or Change-in-Control—Employment Agreements.”

2014 Compensation Decisions

CEO Compensation.    Dr. Siegall’s 2014 compensation consisted principally of base salary, an annual bonus award and annual stock awards. The Compensation Committee determined his compensation using methods consistent with those described above under the heading “Principal Elements of Compensation.” In January 2014, the Compensation Committee approved an aggregate merit increase of 3.4% to Dr. Siegall’s 2013 base salary (to $750,000 in 2014) in recognition of his role in leading the achievement of substantially all of our 2013 corporate performance goals and an analysis of competitive peer group salary levels near the 50th percentile. The Compensation Committee also subsequently approved an increase of 4.5% to Dr. Siegall’s base salary in September 2014 (to $784,000) based on an updated competitive analysis reflecting our revised peer group. The Compensation Committee in February 2015 approved a cash bonus of $646,800 under the 2014 Executive Bonus Plan in accordance with the level of achievement of the pre-defined corporate performance goals for 2014 and set by the Compensation Committee at 110% as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Dr. Siegall was awarded a grant of stock options of 150,000 shares and 60,000 restricted stock units in August 2014 in accordance with the methods described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation”.

Compensation of the Other Named Executive Officers.    The Compensation Committee reviewed similar considerations for each of the other Named Executive Officers, and our Compensation Committee’s 2014 compensation determination for these executive officers are set forth below.

With respect to Mr. Simpson, the Compensation Committee focused on Mr. Simpson’s leadership of our finance department, including budget and long-range planning goals and managing expenses to such budgets and plans for determination of his individual performance percentage and base salary increase. In January 2014, the Compensation Committee approved an aggregate merit increase of 3.5% to Mr. Simpson’s 2013 base salary (to $413,350 in 2014) in recognition of the individual performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee also subsequently approved an increase of 7.2% to Mr. Simpson’s base salary in September 2014 (to $443,000) based on an analysis of competitive market salary levels near the 50th percentile compared with our revised peer group. The Compensation Committee in February 2015 also approved a cash bonus of $215,298 under the 2014 Executive Bonus Plan in accordance with the level of achievement of the pre-defined corporate performance goals for 2014 and individual performance as described above under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Mr. Simpson was awarded a grant of stock options of 42,500 shares and 17,000 restricted stock units in August 2014 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation”.

With respect to Mr. Dobmeier, the Compensation Committee focused on Mr. Dobmeier’s oversight of operational, program management, legal and corporate communications initiatives and his contribution to our business development activities, including the expansion of our existing ADC collaboration with Genmab A/S and the in-licensing of a novel antibody-related technology. In January 2014, the Compensation Committee approved an aggregate base salary increase of 3.5% to Mr. Dobmeier’s 2013 base salary (to $473,600 in 2014) in recognition of the performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. Mr. Dobmeier’s base salary was not adjusted in September 2014 because the Compensation Committee concluded that it was competitive based on data from our revised peer group. The Compensation Committee in February 2015 also approved a cash bonus of $260,480 under the 2014 Executive Bonus Plan in accordance with the level of achievement of the pre-defined corporate performance goals for 2014 and individual performance as described above under the heading “Principal Elements of

Compensation—Annual Incentive Compensation.” Mr. Dobmeier was awarded a grant of stock options of 45,000 shares and 18,000 restricted stock units in August 2014 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation”.

With respect to Dr. Drachman, the Compensation Committee focused on Dr. Drachman’s leadership in our research and development and clinical operations. In January 2014, the Compensation Committee approved an aggregate base salary increase of 6.4% to Dr. Drachman’s 2013 base salary (to $438,500 in 2014) in recognition of the individual performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee also subsequently approved an increase of 7.0% to Dr. Drachman’s base salary in September 2014 (to $469,000) based on an analysis of competitive market salary levels near the 50th percentile compared with our revised peer group. The Compensation Committee in February 2015 also approved a cash bonus of $240,597 under the 2014 Executive Bonus Plan in accordance with the level of achievement of the pre-defined corporate performance goals for 2014 and the individual performance as described under the heading “Principal Elements of Compensation—Annual Incentive Compensation.” Dr. Drachman was awarded a grant of stock options of 50,000 shares and 20,000 restricted stock units in August 2014 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation.”

With respect to Dr. Boerner, the Compensation Committee focused on Dr. Boerner’s oversight of our commercial operations for determination of his individual performance percentage and base salary increase. In January 2014, the Compensation Committee approved an aggregate merit increase of 11.9% to Mr. Boerner’s 2013 base salary (to $400,000 in 2014) in recognition of his promotion to Executive Vice President, the individual performance described above and analysis of competitive market salary levels near the 50th percentile compared with our peer group. The Compensation Committee also subsequently approved an increase of 8.8% to Dr. Boerner’s base salary in September 2014 (to $435,000) based on an analysis of competitive market salary levels near the 50th percentile compared with our revised peer group. Dr. Boerner was not eligible for cash bonus under the 2014 Executive Bonus Plan due to his resignation from Seattle Genetics effective January 30, 2015. Dr. Boerner was awarded a grant of stock options of 40,000 shares and 16,000 restricted stock units in August 2014 in accordance with the methods used for other senior executives and described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation.” Dr. Boerner was also awarded a grant of 10,000 restricted stock units in March 2014 in recognition of his promotion to Executive Vice President, Commercial in accordance with the methods described above under the heading “Principal Elements of Compensation—Long-Term Incentive Compensation”.

2015 Compensation Decisions

In February 2015, the Compensation Committee, after discussion with management, provided recommended corporate goals to the Board, which were approved by the Board in February 2015. The Board also approved the 2015 Executive Bonus Plan in February 2015 upon recommendation from the Compensation Committee. In addition to establishing new corporate goals the Compensation Committee determined, based on its review of competitive market data, the base pay target percentages for the 2015 Executive Bonus Plan, as follows:

Title (Name)	Target Percentage of Base Salary
Chief Executive Officer (Dr. Siegall)	100%
Chief Financial Officer (Mr. Simpson)	50%
Chief Operating Officer (Mr. Dobmeier)	50%
Chief Medical Officer (Dr. Drachman)	50%
Executive Vice Presidents	45%
Senior Vice President	40%

In addition, in February 2015, the Compensation Committee determined the annual cash bonus for 2014 performance for each executive officer, including the CEO, in accordance with the 2014 Executive Bonus Plan, and set 2015 salaries for the executive officers. The cash bonuses awarded under the 2014 Senior Executive Bonus Plan are described above, and 2015 salaries were determined as described under the heading “Principal Elements of Compensation—Base Salaries” above. However, Dr. Boerner resigned effective January 30, 2015 and did not receive an annual cash bonus award for 2014 and no 2015 annual cash bonus target was set for him. The 2015 salaries were set primarily on the basis of a review of competitive market data and adjusted based on, in the case of Dr. Siegall, corporate performance and, in the case of the other Named Executive Officers, individual performance in 2014. Dr. Siegall’s 2015 base salary was set at $815,000, a 4.0% increase from 2014; Mr. Simpson’s 2015 base salary was set at $458,550, a 3.5% increase from 2014; Mr. Dobmeier’s 2015 base salary was set at $492,550, a 4.0% increase from 2014; and Dr. Drachman’s 2015 base salary was set at $487,800, a 4.0% increase from 2014. Dr. Boerner’s base salary was not reviewed due to his resignation effective January 30, 2015. In addition, Mr. Dobmeier is working 85% of full time and his salary disclosed above will be prorated accordingly.

Tax and Accounting Considerations

In making compensation decisions affecting our executive officers, the Compensation Committee considers and, to the extent practicable and to the extent permitted by applicable law, intends to maximize our ability to deduct under applicable federal corporate income tax law compensation payments made to executive officers. Specifically, the Compensation Committee considers the requirements and the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which generally disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m).

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, limits the amount that we may deduct from our federal income taxes for remuneration paid to our CEO and three most highly compensated executive officers (other than our CFO) to $1 million per person covered per year, unless certain requirements are met. Section 162(m) of the Internal Revenue Code provides an exception from this deduction limitation for certain forms of “performance-based compensation,” including the gain recognized by an executive officer upon the exercise of qualifying compensatory stock options. While the Compensation Committee is mindful of the benefit to our performance of full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Internal Revenue Code where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee has not adopted a policy that requires that all compensation be deductible and approval of compensation, including the grant of stock options or other “performance-based compensation” to our executive officers, by the Compensation Committee is not a guarantee of deductibility under the Internal Revenue Code. The Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of Seattle Genetics and our stockholders.

We follow the applicable accounting rules for our stock-based compensation awards. In accordance with generally accepted accounting principles, stock-based compensation cost is measured at grant date, or with respect to performance-based awards, the service inception date, based on the estimated fair value of the awards using a variety of assumptions. This calculation is performed for accounting purposes and, as applicable, reported in the compensation tables, even though recipients may never realize any value from their awards. We expect to record this expense on an ongoing basis over the requisite employee service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Compensation Recovery Policy

We do not have a policy to attempt to recover cash bonus payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the Compensation Committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

Summary

The Compensation Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of our stockholders. The Compensation Committee believes that the compensation of our executives is both appropriate and responsive to the goal of improving stockholder value.

COMPENSATION COMMITTEE REPORT (1)

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Submitted by the members of the Compensation Committee (2):

Felix Baker, Ph.D. (chairman)

David W. Gryska

John P. McLaughlin

Daniel G. Welch

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Seattle Genetics under the Securities Act or the Exchange Act, other than in Seattle Genetics’ Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The members of the Compensation Committee who participated in the review, discussions and recommendation to the Board of Directors of the Compensation Discussion and Analysis contained herein were Dr. Baker and Messrs. Gryska, McLaughlin and Welch. Mr. Gryska served on the Compensation Committee until December 2015 when he was replaced on the Compensation Committee by Mr. McLaughlin.

COMPENSATION AND RISK

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our business. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage our employees to assume excessive risks.

In August 2014, the Compensation Committee, with assistance of its independent compensation consultant, reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•

goals are appropriately set to provide meaningful targets that enhance stockholder value but that are quantifiable by objective criteria and are widely distributed to avoid concentration of compensation on any single target;

•	incentive awards are capped by the Compensation Committee; and

•

as a biotechnology company, we do not face the same level of risks associated with compensation of employees at other companies, such as financial services companies (traders and instruments with a high degree of risk and reward).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2014, the Compensation Committee consisted of Felix Baker (chairman), David W. Gryska, John P. McLaughlin and Daniel G. Welch, none of whom is a current or former officer or employee of Seattle Genetics. Mr. Gryska served on the Compensation Committee until December 2015 when he was replaced on the Compensation Committee by Mr. McLaughlin.

No member of the Compensation Committee during 2014 or executive officer of Seattle Genetics has or had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, or earned by, our “principal executive officer,” “principal financial officer,” and the three other highest paid executive officers whose total compensation in fiscal year 2014 exceeded $100,000. We refer to these officers in this proxy statement as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)		Total ($)
Clay B. Siegall, Ph.D.	2014	759,250	—		2,645,400	2,803,482	646,800	8,280		6,863,212
President and CEO	2013	722,917	1,500	(1)	2,257,200	2,644,713	652,000	8,130		6,286,460
	2012	696,667	—		1,937,925	2,337,409	577,500	7,980		5,557,481

Todd E. Simpson	2014	422,067	—		749,530	794,324	215,298	8,280		2,189,499
Chief Financial Officer	2013	397,017	—		590,976	692,434	203,069	8,130		1,891,626
	2012	369,358	—		522,000	629,607	183,818	7,980		1,712,763

Eric L. Dobmeier	2014	472,262	—		793,620	841,046	260,480	8,280		2,375,688
Chief Operating Officer	2013	456,258	—		738,720	865,543	260,804	8,130		2,329,455
	2012	440,463	1,500	(2)	678,600	818,489	243,128	7,980		2,190,160

Jonathan Drachman, M.D.	2014	446,458	1,500	(3)	881,800	934,498	240,597	8,280		2,513,133
Chief Medical Officer	2013	383,267	—		904,041	692,434	180,864	8,130		2,168,736
	2012	361,096	—		417,600	503,686	139,524	7,980		1,429,886

Christopher A. Boerner, Ph.D. (9)	2014	408,133	—		1,228,140	747,598	—	9,087	(8)	2,392,958
Former EVP, Commercial	2013	354,050	—		574,560	673,203	164,496	8,612	(8)	1,774,921
	2012	309,298	—		571,640	736,763	138,600	7,980		1,764,281

(1)	Consists of a $1,500 bonus awarded to Dr. Siegall in January 2013 for his fifteen year anniversary with Seattle Genetics

(2)	Consists of a $1,500 bonus awarded to Mr. Dobmeier in March 2012 for his ten year anniversary with Seattle Genetics.

(3)	Consists of a $1,500 bonus awarded to Dr. Drachman in November 2014 for his ten year anniversary with Seattle Genetics.

(4)	The amounts in this column represent the aggregate full grant date fair value of restricted stock units, or RSUs, granted during the relevant year in accordance with FASB ASC Topic 718 with no estimate for future forfeitures, which value is based on the closing price of our common stock on the date of grant. Please see “Compensation of Executive Officers—Compensation Discussion and Analysis” above and “Grants of Plan-Based Awards” below for more information regarding the RSUs we granted to the Named Executive Officers in 2014.

(5)	The amounts in this column represent the aggregate full grant date fair value of stock options granted during the relevant year in accordance with FASB ASC Topic 718 with no estimate for future forfeitures. For information regarding the assumptions used in calculating these amounts, see Note 12 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(6)	The amounts in this column reflect the cash bonus awards to the Named Executive Officers under our annual Senior Executive Bonus Plans.

(7)	Except as noted, the amounts in this column consist of life insurance premiums and company matching contributions to our 401(k) plan for all Named Executive Officers.

(8)	Consists of the amounts described in footnote (7) plus certain perquisites received by Dr. Boerner in connection with attendance at company sales meetings.

(9)	Dr. Boerner resigned from Seattle Genetics, Inc. effective January 30, 2015. No amounts were paid or accrued to Dr. Boerner in 2014 in connection with his resignation.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth each equity and non-equity award granted to our Named Executive Officers during fiscal year 2014.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Target ($)	Maximum ($)
Clay B. Siegall, Ph.D.
Annual Bonus Plan (1)	N/A	588,000	882,000	—	—	—	—
Discretionary Stock Option Award (2)	8/26/14	—	—	—	150,000	44.09	2,803,482
Discretionary RSU Award (3)	8/26/14	—	—	60,000	—	—	2,645,400

Todd E. Simpson
Annual Bonus Plan (1)	N/A	199,350	299,025	—	—	—	—
Discretionary Stock Option Award (2)	8/26/14	—	—	—	42,500	44.09	794,324
Discretionary RSU Award (3)	8/26/14	—	—	17,000	—	—	749,530

Eric L. Dobmeier
Annual Bonus Plan (1)	N/A	236,800	355,200	—	—	—	—
Discretionary Stock Option Award (2)	8/26/14	—	—	—	45,000	44.09	841,046
Discretionary RSU Award (3)	8/26/14	—	—	18,000	—	—	793,620

Jonathan Drachman, M.D.
Annual Bonus Plan (1)	N/A	211,050	316,575	—	—	—	—
Discretionary Stock Option Award (2)	8/26/14	—	—	—	50,000	44.09	934,498
Discretionary RSU Award (3)	8/26/14	—	—	20,000	—	—	881,800

Christopher A. Boerner, Ph.D.
Annual Bonus Plan (1)(4)	N/A	174,000	261,000	—	—	—	—
Discretionary Stock Option Award (2)	8/26/14	—	—	—	40,000	44.09	747,598
Discretionary RSU Award (3)	8/26/14	—	—	16,000	—	—	705,440
Discretionary RSU Award (Promotion) (3)	3/03/14	—	—	10,000	—	—	522,700

(1)	The dollar amounts represent the target and maximum amounts of each Named Executive Officer’s potential annual cash bonus award for the year ended December 31, 2014 pursuant to our 2014 Senior Executive Annual Bonus Plan, or the Executive Bonus Plan. The amount shown as target reflects the target payment level under the Executive Bonus Plan if Seattle Genetics and each individual had achieved 100% of the specific performance objectives and goals previously approved by the Compensation Committee in 2014. An individual must have attained an individual performance percentage of 50% or more to receive any compensation under the Executive Bonus Plan. The amount shown as maximum reflects the payment level under the Executive Bonus Plan if Seattle Genetics and each individual had achieved 150% performance percentages based on the corporate goals approved by the Compensation Committee in 2014. A percentage of 150% is the maximum percentage allowed for both Seattle Genetics and individual performance percentages. Actual payouts made under the Executive Bonus Plan differed based on the actual performance objectives and goals achieved. The actual cash bonus award earned for the year ended December 31, 2014, if any, under our Executive Bonus Plan for each Named Executive Officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in these columns do not represent additional compensation earned by the Named Executive Officers for the year ended December 31, 2014. The Executive Bonus Plan is discussed in greater detail under the heading “Compensation Discussion and Analysis”.

(2)

Discretionary stock options were granted under our 2007 Plan. Vesting of all the option grants occurs 1/4th on the one year anniversary of the grant date and 1/36th of the remaining shares thereafter on a monthly basis until the grant is fully vested on the fourth anniversary of the grant date. The 2007 Plan is discussed in greater detail under the heading “Employment Agreements and Arrangements” below. Dr. Boerner resigned from Seattle Genetics, Inc. effective January 30, 2015 and, as such, none of the discretionary stock options granted to him during 2014 will vest.

(3)	Discretionary RSUs were granted under our 2007 Plan. Vesting of all of these discretionary RSUs occurs in full on the third anniversary of the grant date. Dr. Boerner resigned from Seattle Genetics, Inc. effective January 30, 2015 and, as such, none of the discretionary RSUs granted to him during 2014 will vest.

(4)	Dr. Boerner resigned from Seattle Genetics, Inc. effective January 30, 2015 and as such was not eligible for the annual cash bonus award for the year ended December 31, 2014.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

Employment Agreements.    Each of our Named Executive Officers has entered into a written employment agreement with Seattle Genetics. For a description of these employment agreements, please see the section of this proxy statement under the heading “Potential Payments Upon Termination or Change-In-Control—Employment Agreements” below.

Annual Cash Bonus Awards.    Each year, we adopt a Senior Executive Annual Bonus Plan that provides for annual bonus awards to reward executive officers based on our achievement of specific corporate goals and their achievement of individual performance goals. For more information regarding our 2014 Senior Executive Annual Bonus Plan and our 2015 Senior Executive Annual Bonus Plan, please see the section of this proxy statement under the heading “Compensation Discussion and Analysis—Annual Incentive Compensation” and footnote (1) to the Grants of Plan-Based Awards table above.

Discretionary Stock Awards.    Options granted under the 2007 Plan have a ten year term and generally vest as to 1/4th of the shares subject to the options on the one year anniversary of the grant date and 1/36th of the remaining shares each month thereafter until such option is fully vested on the four year anniversary of the grant date, subject to the accelerated vesting of such options under the terms of each executive’s employment agreement with us and pursuant to the 2007 Plan. Options granted under the 2007 Plan carry an exercise price equal to the fair market value on the date of grant (generally the closing price of our common stock on the grant date on the NASDAQ Global Select Market), and the 2007 Plan permits the exercise price of stock options to be paid by cash, check, wire transfer, other shares of our common stock (with some restrictions), broker assisted same-day sales, cancellation of debt, cashless “net exercise” arrangements, and any other form of consideration permitted by applicable law. If an executive’s service with us terminates for any reason other than cause, death or disability, then options held by the executive under the 2007 Plan generally will be exercisable to the extent they are vested on the termination date for a period of three months after the termination (if an executive’s service with us terminates for cause, then the Board or the Compensation Committee has the authority to terminate all options held by the executive under the 2007 Plan immediately). Generally, if an executive’s service with us terminates as a result of the executive’s death or in the event of the executive’s death within 30 days following the executive’s termination of service, all outstanding options that were vested and exercisable as of the date of the executive’s death or termination of service, if earlier, may be exercised for six months following the executive’s death but in no event after the expiration date of such option. Generally, if an executive’s service with us terminates as a result of the executive’s disability, then all options to the extent they are vested and exercisable on the termination date may be exercised for one year following the termination date but in no event after the expiration date of such option. Each restricted stock unit represents a right to receive one share of our common stock (subject to adjustment for certain specified changes in our capital structure). In the event that restricted stock units vest, we will deliver one share of our common stock for each restricted stock unit that has vested. Discretionary restricted stock units that we granted in 2014, including Dr. Boerner’s promotion grant, generally vest in full on the third anniversary of the grant date, provided that vesting will cease if an executive’s service with us terminates for any reason. In this regard, Dr. Boerner resigned from Seattle Genetics, Inc. effective January 30, 2015 and, as such, none of the discretionary restricted stock units granted to him during 2014 will vest.

Under the 2007 Plan, in the event of (i) an acquisition of Seattle Genetics by means of any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the company, (ii) any sale of all or substantially all of our assets or (iii) any other event specified by the plan administrator, so long as in either (i) or (ii), our stockholders of record immediately prior to the transaction hold less than 50% of the voting power of the surviving entity and, so long as in (iii) that no change in control shall be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the change in control actually occur, then the Board or the compensation committee may, in its discretion: (i) provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise price applicable) to, each outstanding stock award; (ii) accelerate the vesting of stock awards; and/or (iii) provide for termination of awards as a result of the change in control on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the executive.

Additionally, (i) if the successor corporation does not assume or substitute equivalent awards for all outstanding equity awards granted pursuant to the 2007 Plan, then as of the date of completion of the acquisition or merger, the vesting of such equity awards will be accelerated in full; and (ii) if outstanding equity awards are assumed or equivalent awards are substituted by the successor corporation and if at the time of, immediately prior to or within twelve months after the effective time of the change of control, an equity awardee’s service as an employee or consultant is terminated without cause or due to constructive termination, then the vesting of such substituted equity award will be accelerated in full.

For more information regarding grants of stock awards to executives, please see the section of this proxy statement under the headings “Compensation Discussion and Analysis—Long-Term Incentive Compensation” and “Compensation Discussion and Analysis—Post-Termination Protection” above.

Other Compensatory Arrangements.    Seattle Genetics pays the life insurance premium for all of its employees, including the executive officers. In addition, Seattle Genetics matches 50% of the first 6% of salary contributed to Seattle Genetics’ 401(k) plan by employees, including the executive officers. Prior to April 1, 2013, the matched contributions vested 20% annually, such that employees were fully vested after five years from their date of hire. Effective April 1, 2013, the matched contributions vest at 25% annually, such that employees are fully vested after four years from their date of hire. From time to time, individual executives negotiate other compensatory arrangements in connection with their initial hire.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity awards granted to the Named Executive Officers that were outstanding as of December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Clay B. Siegall, Ph.D.	16,804	—	5.92	01/31/2015
	96,282	—	5.63	01/31/2016
	75,000	—	4.45	09/06/2016
	75,000	—	10.20	05/25/2017
	200,000	—	10.29	08/28/2017
	235,000	—	11.09	08/27/2018
	250,000	—	12.16	08/25/2019
	350,000	—	12.00	08/27/2020
	250,000	50,000	15.46	08/24/2021
	108,281	77,344	26.10	08/20/2022
	45,833	91,667	41.04	08/19/2023
	—	150,000	44.09	08/26/2024
					74,250	(3)	2,385,653
					55,000	(4)	1,767,150
					60,000	(6)	1,927,800

Total	1,702,200	369,011			189,250		6,080,603

Todd E. Simpson	22,500	—	12.00	08/27/2020
	22,223	11,112	15.46	08/24/2021
	16,666	20,834	26.10	08/20/2022
	12,000	24,000	41.04	08/19/2023
	—	42,500	44.09	08/26/2024
					20,000	(3)	642,600
					14,400	(4)	462,672
					17,000	(6)	546,210

Total	73,389	98,446			51,400		1,651,482

Eric L. Dobmeier	22,918	—	12.00	08/27/2020
	12,500	4,688	20.52	06/30/2021
	28,889	14,445	15.46	08/24/2021
	22,087	27,084	26.10	08/20/2022
	15,000	30,000	41.04	08/19/2023
	—	45,000	44.09	08/26/2024
					26,000	(3)	835,380
					18,000	(4)	578,340
					18,000	(6)	578,340

Total	101,394	121,217			62,000		1,992,060

Jonathan Drachman, M.D.	42,249		10.29	08/28/2017
	10,457		8.96	03/23/2018
	55,000		11.09	08/27/2018
	50,000		12.16	08/25/2019
	22,500	—	10.61	05/07/2020
	65,000	—	12.00	08/27/2020
	41,666	8,334	15.46	08/24/2021
	23,333	16,667	26.10	08/20/2022
	12,000	24,000	41.04	08/19/2023
	—	50,000	44.09	08/26/2024
					16,000	(3)	514,080
					14,400	(4)	462,672
					8,100	(5)	260,253
					20,000	(6)	642,600

Total	322,205	99,001			58,500		1,879,605

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Christopher A. Boerner, Ph.D. (7)	91,500	—	15.10	05/12/2015
	18,750	3,750	15.46	05/12/2015
	28,333	11,667	18.46	05/12/2015
	17,500	12,500	26.10	05/12/2015
	11,666	23,334	41.04	05/12/2015
	—	40,000	44.09	05/12/2015
					14,000	(8)	449,820
					12,000	(8)	385,560
					14,000	(8)	449,820
					10,000	(8)	321,300
					16,000	(8)	514,080

Total	167,749	91,251			66,000		2,120,580

(1)

All of the unexercisable securities set forth in this column vest at a rate of 1/4th upon the one year anniversary of the vesting commencement date of such award, which vesting commencement date for each award is based on the date of hire of such person for their initial grant and thereafter on the grant date of such award. 1/36th of the remaining unvested shares vest on an equal monthly basis thereafter until the award is fully vested on the fourth anniversary of the vesting commencement date. Please see footnote (7) with respect to Dr. Boerner.

(2)	The market value of the restricted stock unit award is based on the closing stock price of $32.13 per share for our common stock as reported on the NASDAQ Global Select Market on December 31, 2014.

(3)	Restricted stock unit awards vest in full on August 20, 2015.

(4)	Restricted stock unit awards vest in full on August 19, 2016.

(5)	Restricted stock unit award vests in full on October 31, 2016.

(6)	Restricted stock unit awards vest in full on August 26, 2017.

(7)	Dr. Boerner resigned from Seattle Genetics, Inc. effective January 30, 2015. Accordingly, all of Dr. Boerner’s stock options ceased vesting as of such date and will expire if not exercised on or prior to May 12, 2015.

(8)	Each of the restricted stock unit awards were scheduled to vest after January 30, 2015. Due to Dr. Boerner’s resignation effective January 30, 2015, none of such restricted stock unit awards will vest.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding exercises of stock options and vesting of restricted stock unit awards by our Named Executive Officers for the year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Clay B. Siegall, Ph.D.	56,918	2,164,730	60,000	2,571,600
Todd E. Simpson	—	—	13,334	571,495
Eric L. Dobmeier	8,333	267,823	17,334	742,935
Jonathan Drachman, M.D.	—	—	10,000	428,600
Christopher A. Boerner, Ph.D.	—	—	4,500	192,870

(1)	The value realized on exercise is calculated based on the difference between the exercise price of each option exercised and the closing price of our common stock on the date of exercise multiplied by the number of shares underlying each option exercised, and does not represent actual amounts received by the Named Executive Officers as a result of the option exercises.

(2)	The value realized on vesting is calculated based on the closing price of our common stock on the date of vest multiplied by the number of shares underlying each award vested, and does not represent actual amounts received by the Named Executive Officers as a result of the award vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table reflects the potential payments and benefits to which the Named Executive Officers would be entitled under each individual’s employment agreement with Seattle Genetics. The amounts shown in the table below assume that each termination or event was effective as of December 31, 2014 and that all eligibility requirements under the respective agreement were satisfied.

Name and Principal Position	Involuntary Termination (1)
	Before or more than 12 months after a Change in Control ($)	Within 12 months after a Change in Control ($)	Upon a Change in Control ($) (2)	Termination due to Death or Disability ($) (3)
Clay B. Siegall, Ph.D.
President and CEO
Base salary continuation	815,000	1,630,000	—	—
Lump sum bonus award payment	646,800	646,800	—	646,800
Health benefit continuation	14,516	29,032	—	—
Vacation payout	49,675	49,675	—	49,675
Stock Award acceleration (4)	3,498,981	7,380,487	7,380,487	—

Total	5,024,972	9,735,994	7,380,487	696,475

Todd E. Simpson
Chief Financial Officer
Base salary continuation	458,550	458,550	—	—
Lump sum bonus award payment	215,298	215,298	—	215,298
Health benefit continuation	24,740	24,740	—	—
Vacation payout	36,703	36,703	—	36,703
Stock Award acceleration (4)	903,212	1,962,348	—	—

Total	1,638,503	2,697,639	—	252,001

Eric L. Dobmeier
Chief Operating Officer
Base salary continuation	492,550	492,550	—	—
Lump sum bonus award payment	260,480	260,480	—	260,480
Health benefit continuation	24,740	24,740	—	—
Vacation payout	20,145	20,145	—	20,145
Stock Award acceleration (4)	1,228,593	2,450,602	—	—

Total	2,026,508	3,248,517	—	280,625

Jonathan Drachman, M.D.
Chief Medical Officer
Base salary continuation	487,800	487,800	—	—
Lump sum bonus award payment	240,597	240,597	—	240,597
Health benefit continuation	24,740	24,740	—	—
Vacation payout	36,150	36,150	—	36,150
Stock Award acceleration (4)	713,308	2,119,035	—	—

Total	1,502,595	2,908,322	—	276,747

Christopher A. Boerner, Ph.D. (5)
Executive VP, Commercial
Base salary continuation	435,000	435,000	—	—
Lump sum bonus award payment	—	—	—	—
Health benefit continuation	14,516	14,516	—	—
Vacation payout	39,733	39,733	—	39,733
Stock Award acceleration (4)	1,079,818	2,417,955	—	—

Total	1,569,067	2,907,204	—	39,733

(1)	Each employment agreement provides that in the case of involuntary termination occurring at any time prior to or 12 months after a change in control, such individual is entitled to receive either a lump-sum payment equal to 12 months of monthly base salary or payment of such amount in accordance with Seattle Genetics’ standard payroll schedule, at our discretion, a lump-sum payment equal to a pro-rated portion of such individual’s annual bonus, 12 months of continued health benefits and 12 months of accelerated vesting of outstanding stock awards (i.e., stock options and restricted stock units). In the case of involuntary termination occurring within 12 months after a change in control, each individual is entitled to receive 12 months of monthly base salary, a pro-rated portion of such individual’s annual bonus, 12 months of continued health benefits and 100% acceleration of vesting of outstanding stock awards, except that Dr. Siegall is entitled to 24 months of base salary and 24 months of continued health benefits in addition to the other benefits. Such severance benefits are conditioned upon the individual’s resignation from all positions held by the individual and execution of a full release and waiver of claims. See the description of each Named Executive Officer’s employment agreement set forth below under the heading “Employment Agreements.”

(2)	Upon a change in control, Dr. Siegall is entitled to 100% acceleration of vesting of outstanding stock awards.

(3)	Upon termination due to death or disability, each employment agreement provides for payment of the portion of any annual bonus earned prior to the date of termination and any accrued but unused vacation.

(4)	The value of stock award vesting acceleration is based on the closing stock price of $32.13 per share for our common stock as reported on the NASDAQ Global Select Market on December 31, 2014 with respect to unvested restricted stock units and in-the-money unvested stock option shares (and in the case of unvested stock option shares, minus the exercise price of the unvested option shares).

(5)	Dr. Boerner resigned from Seattle Genetics, Inc. effective January 30, 2015. As such, he is no longer entitled to the potential payments and benefits described and quantified above. Dr. Boerner did not receive any cash severance, health benefit continuation, vesting acceleration or other equity award benefits in connection with his resignation. In connection with his resignation, we made a final vacation payout benefit to Dr. Boerner of $29,695.14

Employment Agreements

In October 2001, Seattle Genetics entered into an employment agreement with Clay B. Siegall, our current President and Chief Executive Officer. In December 2008, Dr. Siegall’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Dr. Siegall’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $815,000 for 2015, and may receive an annual bonus based upon performance criteria and financial and operational results of Seattle Genetics as determined by the Compensation Committee of the Board of Directors under our Senior Executive Annual Bonus Plans. Dr. Siegall is also eligible to receive additional grants of stock options from time to time in the future as determined by the Board of Directors or the Compensation Committee of the Board of Directors. In the event Dr. Siegall’s employment is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive his monthly base salary and benefits for an additional 12 months (or 24 months if he is constructively terminated or terminated by Seattle Genetics without cause within 12 months following a change in control of Seattle Genetics), payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, and to stock award vesting acceleration equal to an additional 12 months of vesting, as well as a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment. The employment agreement additionally provides that, in the event of a change in control, all of Dr. Siegall’s stock awards will become fully vested and, in the case of stock options, exercisable. Such severance benefits are conditioned upon Dr. Siegall’s resignation from all positions held by Dr. Siegall and execution of a full release and waiver of claims. Dr. Siegall’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In October 2005, Seattle Genetics entered into an employment agreement with Todd E. Simpson, our current Chief Financial Officer. In December 2008, Mr. Simpson’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Mr. Simpson’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $458,550 for 2015, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provided that Mr. Simpson receive a bonus of $20,000 payable upon commencement of his employment and receive an additional $25,000 payable upon the six month anniversary of his commencement date. Mr. Simpson also received an option to purchase 250,000 shares of our common stock at fair market value on the date of grant with a four year vesting period, subject to Mr. Simpson’s continued employment with Seattle Genetics and the terms of our 1998 Stock Option Plan. If Mr. Simpson’s employment is constructively terminated or terminated by Seattle Genetics without cause, Mr. Simpson will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Mr. Simpson is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock award vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Mr. Simpson is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Mr. Simpson’s stock awards will become fully vested and, in the case of stock options, exercisable. Such severance benefits are conditioned upon Mr. Simpson’s resignation from all positions held by Mr. Simpson and execution of a full release and waiver of claims. Mr. Simpson’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In September 2006, Seattle Genetics entered into an employment agreement with Eric L. Dobmeier, our current Chief Operating Officer. In December 2008, Mr. Dobmeier’s employment agreement was amended and restated to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986. Mr. Dobmeier’s amended and restated employment agreement provides that he receive an annual base salary, which is currently set at $492,550 for 2015, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provides if Mr. Dobmeier’s employment is constructively terminated or terminated by Seattle Genetics without cause, Mr. Dobmeier will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Mr. Dobmeier is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock award vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Mr. Dobmeier is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Mr. Dobmeier’s stock awards will become fully vested and, in the case of stock options, exercisable. Such severance benefits are conditioned upon Mr. Dobmeier’s resignation from all positions held by Mr. Dobmeier and execution of a full release and waiver of claims. Mr. Dobmeier’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In October 2010, Seattle Genetics entered into an employment agreement with Jonathan Drachman, our current Chief Medical Officer. Dr. Drachman’s employment agreement provides that he receive an annual base salary, which is currently set at $487,800 for 2015, and is eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. If Dr. Drachman’s employment is constructively terminated or terminated by Seattle Genetics without cause, Dr. Drachman will be entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Dr. Drachman is constructively terminated or terminated by Seattle Genetics without cause, he will be entitled to receive stock award vesting acceleration equal to 12 months of vesting. The employment agreement additionally provides that in the event Dr. Drachman is involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Dr. Drachman’s stock awards will become fully vested and, in the case of stock options, exercisable. Such severance benefits are conditioned upon Dr. Drachman’s resignation from all positions held by Dr. Drachman and execution of a full release and waiver of claims. Dr. Drachman’s employment is for no specified length of time, and either he or Seattle Genetics has the right to terminate his employment at any time with or without cause.

In April 2012, Seattle Genetics entered into an employment agreement with Christopher Boerner, Ph.D., our former Executive Vice President, Commercial. Dr. Boerner’s employment agreement provided that he receive an annual base salary, and was eligible to receive an annual bonus at a target percentage of his base salary as determined by the Compensation Committee. The employment agreement additionally provided if Dr. Boerner’s employment was constructively terminated or terminated by Seattle Genetics without cause, Dr. Boerner would have been entitled to 12 months of base salary, payable in either a lump-sum payment or in accordance with Seattle Genetics’ standard payroll schedule, at Seattle Genetics’ discretion, a pro-rated portion of his annual bonus earned up to the date of termination payable in a lump-sum payment, and health benefits continuation. Additionally, in the event Dr. Boerner was constructively terminated or terminated by Seattle Genetics without cause, he would have been entitled to receive stock option vesting acceleration equal to 12 months of vesting. The employment agreement additionally provided that in the event Dr. Boerner was involuntarily terminated within 12 months of a change in control of Seattle Genetics, all of Dr. Boerner’s stock options would have become fully vested and exercisable. Such severance benefits were conditioned upon Dr. Boerner’s resignation from all positions held by Dr. Boerner and execution of a full release and waiver of claims. Dr. Boerner resigned from Seattle Genetics effective January 30, 2015 and no severance payments were made to him pursuant to his employment agreement.

Other Termination Benefits

Other than as set forth in each Named Executive Officer’s employment agreement and except as otherwise provided by applicable law, the Named Executive Officers are generally not entitled to any additional benefits upon a termination or change in control of Seattle Genetics. However, under the 2007 Plan and our Amended and Restated 1998 Stock Option Plan, or 1998 Plan, in the event of a change in control of Seattle Genetics, (i) if the successor corporation does not assume or substitute equivalent awards for all outstanding equity awards granted pursuant to the 2007 Plan or the 1998 Plan, then as of the date of completion of the acquisition or merger, the vesting of such equity awards shall be accelerated in full; and (ii) if outstanding equity awards are assumed or equivalent awards are substituted by the successor corporation and if at the time of, immediately prior to or within twelve months after the effective time of the change of control, an equity awardee’s service as an employee or consultant is terminated without cause or due to constructive termination, then the vesting of such substituted equity award shall be accelerated in full. The value of such stock option acceleration in full for each Named Executive Officer, assuming such termination or event was effective as of December 31, 2014, is set forth in the Potential Payments Upon Termination or Change-In-Control table above under the column “Involuntary Termination—Within 12 months after a Change in Control”.

Under the 2007 Plan, if a Named Executive Officer’s service with us is terminated as a result of death or disability, the period of time in which options may be exercised following termination is extended as described in more detail under the heading “Employment Agreements and Arrangements—Discretionary Stock Awards.” The terms of the 1998 Plan are substantially similar to the 2007 Plan with respect to the extension of the post-termination exercise period in the case of a termination due to death or disability.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Related Party Transactions

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for the review, oversight and approval of any transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000 or is otherwise required to be disclosed by Seattle Genetics under applicable rules and regulations of the SEC. The Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to Seattle Genetics, the terms of the transaction, and the availability of other sources for comparable services or products.

Certain Transactions With or Involving Related Persons

Indemnification Agreements.    Seattle Genetics has entered into indemnification agreements with its directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. Seattle Genetics also intends to enter into these agreements with our future directors and certain future officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014 with respect to the shares of our common stock that may be issued under our existing equity compensation plans: our Amended and Restated 2007 Equity Incentive Plan, our Amended and Restated 1998 Stock Option Plan, our 2000 Directors’ Stock Option Plan and our Amended and Restated 2000 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted average exercise price of outstanding options and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:
Amended and Restated 2007 Equity Incentive Plan (1)	11,401,677	23.67	4,781,843	(2)
Amended and Restated 1998 Stock Option Plan	935,855	8.19	—	(2)
2000 Directors’ Stock Option Plan	227,381	10.31	—	(3)
Amended and Restated 2000 Employee Stock Purchase Plan	—	—	165,137	(4)
Equity compensation plans not approved by stockholders:	—	—	—

Total	12,564,913		4,946,980

(1)	The number of securities to be issued upon exercise of outstanding options and rights (column (a)) includes shares subject to restricted stock units granted under the 2007 Plan, which restricted stock units do not carry an exercise price. Accordingly, the weighted average exercise price of outstanding options and rights (column(b)) excludes the grant of restricted stock units.

(2)	The Amended and Restated 1998 Stock Option Plan expired on December 23, 2007.

(3)	The 2000 Directors’ Stock Option Plan expired on March 7, 2011.

(4)	As indicated in Proposal No. 2, we are asking for approval of an amendment and restatement of our Amended and Restated 2000 Employee Stock Purchase Plan, or our Amended ESPP, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 1,000,000 shares. As of December 31, 2014, 165,137 shares remained available for future issuance under our Amended ESPP. As of March 20, 2015, 50,206 shares remained available for purchase in the current purchase period under our Amended ESPP.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record and share a single address, only one Annual Report to Stockholders and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or accompanying Annual Report to Stockholders may request a separate copy by contacting the bank, broker or other holder of record, by contacting our Investor Relations Department at (425) 527-4000 or by

sending a written request to: Jean I. Liu, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive SE, Bothell, Washington 98021. The voting instructions sent to a street name stockholder should provide information on how to request (1) householding of future Seattle Genetics proxy materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact Seattle Genetics as described above.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to vote by Internet, by telephone or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided.

By Order of the Board of Directors,

Jean I. Liu

Corporate Secretary

Bothell, Washington

April 6, 2015

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2014 is available without charge upon written request to: Jean I. Liu, Corporate Secretary, Seattle Genetics, 21823 – 30th Drive SE, Bothell, Washington 98021.

APPENDIX A

SEATTLE GENETICS, INC.

AMENDED AND RESTATED

2000 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors: November 16, 2000

Approved by the Stockholders: February 14, 2001

Amended and Restated by the Board of Directors: February 1, 2011

Amended and Restated by the Board of Directors: February 11, 2011

Approved by the Stockholders: May 20, 2011

Amended and Restated by the Board of Directors: February 9, 2015

[Approved by the Stockholders: May 15, 2015]

The following constitute the provisions of the Amended and Restated 2000 Employee Stock Purchase Plan of Seattle Genetics, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the Common Stock of the Company.

(d) “Company” means Seattle Genetics, Inc., a Delaware corporation.

(e) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 13(c).

(f) “Compensation” means total cash compensation received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses (other than bonuses offered in connection with, and as an inducement for, the commencement of employment), commissions and incentive compensation, but excludes relocation payments or reimbursements, expense reimbursements, tuition or other reimbursements, automobile allowances, housing allowances, cash payments in lieu of sick or vacation time benefits and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(g) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(h) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(i) “Corporate Transaction” means any of the following, unless the Board provides otherwise: (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), (ii) a sale of all or substantially all of the assets of the Company, so long as in either (i) or (ii) above, the Company’s stockholders of record immediately prior to such transaction will, immediately after such transaction, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity or (iii) any other event specified by the Board; provided, however, that no Corporate Transaction (or any analogous term) shall be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the Corporate Transaction actually occur.

(j) “Designated Subsidiaries” means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(k) “Director” means a member of the Board.

(l) “Employee” means any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Offering Date” means the first business day of each Offering Period of the Plan.

(o) “Offering Period” means a period of six (6) months commencing on February 1 and August 1 of each year.

(p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) “Plan” means this Amended and Restated 2000 Employee Stock Purchase Plan.

(r) “Purchase Date” means the last day of each Offering Period of the Plan.

(s) “Purchase Price” means with respect to an Offering Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower.

(t) “Securities Act” means the Securities Act of 1933, as amended.

(u) “Share” means a share of Common Stock, as adjusted in accordance with Section 18 of the Plan.

(v) “Subsidiary” means a corporation, domestic or foreign, as such term is defined in Section 424(f) of the Code, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(w) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, is open for trading.

3. Eligibility.

(a) Any person who has been an Employee for a continuous period of at least ten (10) days ending on the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code. Each person who first becomes an Employee during an Offering Period shall not be eligible to participate in such Offering Period, but shall be eligible to participate in subsequent Offering Periods.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined on the Offering Date of such option) for each calendar year in which such option is outstanding at any time.

4. Offering Periods.

(a) Offering Periods. The Plan shall be implemented by a series of Offering Periods of approximately six (6) months duration, with new Offering Periods commencing on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected. Notwithstanding the foregoing, if any Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day.

(b) Purchase Dates. The Purchase Date of an Offering Period commencing on February 1 shall be the next July 31 and the Purchase Date of an Offering Period commencing on August 1 shall be the next January 31. The Board of Directors of the Company shall have the power to change the frequency of Purchase Dates with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected. Notwithstanding the foregoing, if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company prior to the applicable Offering Date. The subscription agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan. Once an Employee affirmatively enrolls in an Offering Period and authorizes payroll deductions, the Employee automatically shall be enrolled for all subsequent Offering Periods until he or she elects to withdraw from an Offering Period pursuant to Section 10 or terminates his or her participation in the Plan.

(b) Payroll deductions shall commence on the first payroll paid following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

6. Method of Payment For Purchase of Shares.

(a) This Plan shall be operated as a payroll deduction plan.

(b) A participant shall elect to have payroll deductions made on each payday during an Offering Period in an amount not less than one percent (1%) and not more than twenty percent (20%) (or such other maximum percentage as the Board may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. Once a participant is participating in the Plan on a payroll deduction basis, he or she may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 or, on one occasion only during an Offering Period may decrease (including a decrease to zero percent (0%)) the rate of his or her Contributions with respect to the Offering Period, by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. Any change in rate of Contributions pursuant to this Section 6(b) shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, provided the agreement indicating such change is filed at least ten (10) business days prior to such date and, if not, then as of the beginning of the next succeeding calendar month. A participant may not increase the rate of his or her Contributions with respect to the Offering Period during an Offering Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s payroll deductions may be decreased by the Company to 0% at any time during an Offering Period. Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10. In addition, a participant’s payroll deductions may be decreased by the Company to 0% at any time during an Offering Period in order to avoid unnecessary payroll contributions as a result of application of the maximum share limit set forth in Section 7(a), or as a result of the limitations set forth in Section 3(b), in which case payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the next Offering Period, unless terminated by the participant as provided in Section 10.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

7. Grant of Option.

(a) Subject to the final sentence of this Section 7(a), on the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price. Notwithstanding the above, the maximum number of Shares an Employee may purchase during each Offering Period shall be 2,000 Shares (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

(b) If the Common Stock is listed on any established stock exchange or traded on any established market, the fair market value of the Company’s Common Stock on a given date (the “Fair Market Value”) shall be the closing price of the Common Stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists. In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of the Shares purchased upon exercise of his or her option. No fractional Shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant.

10. Voluntary Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12. Stock.

(a) Subject to adjustment as provided in Section 18, the maximum number of Shares which shall be made available for sale under the Plan shall be 1,896,190 Shares. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such option shall again become available for issuance under the Plan. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(b) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. Administration.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 13(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when options to purchase Shares shall be granted and the provisions of each Offering Period (which need not be identical).

(ii) To designate from time to time which Subsidiaries of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and options, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and options granted under it.

(v) To amend, suspend or terminate the Plan at any time as provided in Section 19.

(vi) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(vii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the

Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions. Proceeds from the sale of shares of Common Stock pursuant to options granted under the Plan shall constitute general funds of the Company.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of shares of Common Stock which may be purchased by a participant in an Offering Period, the number of shares of Common Stock set forth in

Section 12(a) above, and the price per Share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, dividend in property other than cash, liquidating dividend, combination, exchange or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, change in corporate structure or other similar transaction); provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, the Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date the Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its Committee) determines in its sole discretion advisable which are consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Effective Date. The Plan became effective on May 20, 2011.

23. Miscellaneous Provisions.

(a) A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to options unless and until the participant’s Shares acquired upon exercise of options under the Plan are recorded in the books of the Company (or its transfer agent).

(b) The Plan does not constitute an employment contract. Nothing in the Plan shall in any way alter the at will nature of an Employee’s employment or be deemed to create in any way whatsoever any obligation on the part of any Employee to continue in the employ of the Company or a Subsidiary, or on the part of the Company or a Subsidiary to continue the employment of an Employee.

(c) The provisions of the Plan shall be governed by the laws of the State of Washington without resort to that state’s conflicts of laws rules.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01T3OB 1 U P X + Annual Meeting Proxy Card . + A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND “FOR” PROPOSAL NOS. 2, 3 AND 4. For Against Abstain 2. To approve the amendment and restatement of the Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 4,500,000 shares and to make certain other changes described in the accompanying proxy statement. For Against Abstain 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. 1. Election of Directors: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 01 - John A. Orwin 02 - Srinivas Akkaraju 03 - David W. Gryska 04 - John P. McLaughlin B Non-Voting Items C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Change of Address — Please print new address below. Comments — Please print your comments below. IMPORTANT ANNUAL MEETING INFORMATION 4. Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement. 1234 5678 9012 345 MMMMMMMMM MMMMMMM MR A SAMPLE ( THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMMMMMMMMMM C123456789 C 1234567890 J N T 1 9 4 2 2 9 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 15, 2014. Vote by Internet • Go to www.investorvote.com/SGEN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

2014 Annual Meeting of Stockholders – May 16, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SEATTLE GENETICS, INC. The undersigned hereby appoints Clay B. Siegall and Eric L. Dobmeier, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Seattle Genetics, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2014 Annual Meeting of Stockholders of Seattle Genetics, Inc. (the “Meeting”) to be held on Friday, May 16, 2014 at 11:00 a.m. local time at the principal offices of Seattle Genetics, Inc. located at 21823 – 30th Drive S.E., Bothell, Washington 98021 and or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. (Continued and to be marked, dated and signed, on the other side) Proxy — SEATTLE GENETICS, INC. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.